Exhibit 4.1

SUZANO AUSTRIA GMBH

Company

SUZANO S.A.

Guarantor

AND

DEUTSCHE BANK TRUST COMPANY AMERICAS

Trustee

INDENTURE

Dated as of January 24, 2020

Debt Securities

WARNING

The taking of this document or any certified copy thereof or any document which confirms or refers to this document or any document constituting substitute documentation thereof (each a “Stamp Duty Sensitive Document”) into the Republic of Austria as well as printing out any e-mail communication which confirms or refers to any Stamp Duty Sensitive Document or to which a copy, a pdf-scan or any other scan of any Stamp Duty Sensitive Document is attached in the Republic of Austria and sending any e-mail communication carrying a signature (whether digitally, manuscript or otherwise technically reproduced) which confirms or refers to any Stamp Duty Sensitive Document or to which a copy, a pdf-scan or any other scan of any Stamp Duty Sensitive Document is attached to or from an Austrian addressee may cause the imposition of Austrian stamp duty. Accordingly, keep the original document as well as all certified copies thereof and written and signed confirmations thereof or references thereto and any document constituting substitute documentation thereof outside of the Republic of Austria and do not (i) print out any e-mail communication which confirms or refers to any Stamp Duty Sensitive Document or to which a copy, a pdf-scan or any other scan of any Stamp Duty Sensitive Document is attached in the Republic of Austria and (ii) send any e-mail communication carrying a signature (whether digitally, manuscript or otherwise technically reproduced) which confirms or refers to any Stamp Duty Sensitive Document or to which a copy, a pdf-scan or any other scan of any Stamp Duty Sensitive Document is attached to or from an Austrian addressee.

Suzano Austria GmbH

Suzano S.A.

Certain Sections of this Indenture relating to Sections 3.10 through 3.18, inclusive, of the Trust Indenture Act of 1939:

Trust Indenture Act Section	Indenture Section

(S)3.10(a)(1)	6.09
(a)(2)	6.09
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(b)	6.08
6.10
(S)3.11(a)	6.13
(b)	6.13
(S)3.12(a)	7.01
7.02
(b)	7.02
(c)	7.02
(S)3.13(a)	7.03
(b)	7.03
(c)	7.03
(d)	7.03
(S)3.14(a)	7.04
(a)(4)	1.01
10.02
(b)	Not Applicable
(c)(l)	1.02
(c)(2)	1.02
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	1.02
(S)3.15(a)	6.01
(b)	6.02
(c)	6.01
(d)	6.01
(e)	5.14
(S)3.16(a)	1.01
(a)(1)(A)	5.02
5.12
(a)(1)(B)	5.13
(a)(2)	Not Applicable
5.08
(c)	1.04
(S)3.17(a)(l)	5.03
(a)(2)	5.04
(S)3.18(a)	1.07

NOTE: This reconciliation and tie shall not, for any purpose, be deemed to be part of this Indenture.

NOTE: This table of contents shall not, for any purpose, be deemed to be a part of this Indenture.

i

(continued)

NOTE: This table of contents shall not, for any purpose, be deemed to be a part of this Indenture.

(continued)

NOTE: This table of contents shall not, for any purpose, be deemed to be a part of this Indenture.

(continued)

TESTIMONIUM

SIGNATURES AND SEALS

ACKNOWLEDGEMENTS

NOTE: This table of contents shall not, for any purpose, be deemed to be a part of this Indenture.

INDENTURE, dated as of January 24, 2020, between SUZANO AUSTRIA GMBH, a limited liability company incorporated under the laws of the Republic of Austria (the “Company”), having its corporate seat at Vienna, Austria and its principal office at Fleischmarkt 1, 1010 Vienna, Austria, Austria, SUZANO S.A., a corporation (sociedade por ações) organized under the laws of the Federative Republic of Brazil (“Suzano” or “Guarantor”), as guarantor, and DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation, as trustee (herein called the “Trustee”), registrar, paying agent and transfer agent.

RECITALS

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its secured or unsecured debentures, notes or other evidences of indebtedness (herein called the “Securities”), to be issued in one or more series as in this Indenture provided.

The Company is a wholly-owned indirect subsidiary of Suzano, a publicly held company with authorized capital organized and existing under the laws of the Federative Republic of Brazil (“Brazil”). Suzano has agreed to guarantee the Securities, and to provide therefor Suzano has duly authorized the execution and delivery of this Indenture.

All things necessary to make this Indenture a valid agreement of the Company and Suzano, in accordance with its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of Securities or any series thereof, as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01.                          Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1)                                 the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2)                                 all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(3)                                 all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with Generally Acceptable Accounting Principles (“GAAP”) issued by the International Accounting Standards Board (“IASB”), and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are consistent with GAAP at the date of such computation;

(4)                                 Unless the context otherwise requires, any reference to an “Article,” a “Section” or an “Annex” refers to an Article, a Section or an Annex, as the case may be, of this Indenture; and

(5)                                 the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

“Act”, when used with respect to any Holder, has the meaning set forth in Section 1.04(1).

“Additional Amounts” has the meaning set forth in Section 10.10.

“Add On Notes” has the meaning set forth in Section 3.15.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling” and “controlled by” and “under common control with”) with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agent Members” has the meaning set forth in Section 3.06(1)(e).

“Attributable Debt” means, in respect of a Sale and Leaseback Transaction the present value, discounted at the interest rate implicit in the Sale and Leaseback Transaction, of the total obligations of the lessee for rental payments during the remaining term of the lease in the Sale and Leaseback Transaction.

“Austria” means the Republic of Austria.

“Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 6.14 to act on behalf of the Trustee to authenticate Securities of one or more series.

“Authorization”, with respect to any creation or issuance of a series of Securities by the Company and any actions taken by the Company in connection with such issuance, means the authorization of such issuance and actions by the Board of Directors or any other corporate body of the Company required pursuant to the Company’s organizational documents and Austrian law to authorize such issuance and actions.

“Authorized Representative” means a managing director A and a managing director B of the Company, acting jointly, any person duly authorized by the Company to represent the Company in accordance with the articles of association of the Company and any other person duly authorized by the Company pursuant to a power of attorney with specific powers to perform such act on behalf of the Company provided, however, that such power of attorney is granted in a legal and valid manner pursuant to the Company’s articles of association, and provided further that the Company may only appoint attorneys-in-fact who, in the judgment of the Company, have positions and responsibilities compatible with the powers granted.

“Board of Directors”, when used with reference to the Company, means the board of directors of the Company or any committee of that board duly authorized to act for such board hereunder.

“Board Resolution” means, when used with reference to the Company, a copy of a resolution certified by any managing director of the Company, to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and in each case delivered to the Trustee.

“Brazil” has the meaning set forth in the first recital of this Indenture.

“Business Day” means, with respect to any series of Securities, unless otherwise specified with respect to such series of Securities as contemplated by Section 3.01, a day, other than a Saturday or Sunday, that (a) in the Place of Payment (or in any of the Places of Payment, if more than one) in which amounts are payable, as specified in the form of such series of Securities and (b) in the city in which the Corporate Trust Office is located, is not a day on which banking institutions are authorized or required by law or regulation to close (and for purposes of the sending of notices only, is not a day on which banking institutions in Austria are authorized or required by law or regulation to close).

“Capital Lease Obligations” means, with respect to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property, which obligations are required to be classified and accounted for as a capital lease or liability set forth on a balance sheet of such Person under GAAP. The stated maturity of such obligations shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. The principal amount of such obligations shall be the capitalized amount that would appear on the balance sheet of such Person in accordance with GAAP. Notwithstanding the foregoing, whether or not the lease will be accounted for as a capital lease and the amount of any capital leases shall be determined without giving effect to IFRS 16.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations, quotas or other equivalents (however designated) of capital stock of a corporation, any and all ownership interests in a Person other than a corporation and any and all warrants or options to purchase any of the foregoing which would be shown as capital stock on the consolidated balance sheet of such Person and its consolidated Subsidiaries prepared in accordance with GAAP but excluding any debt securities convertible into such equity.

“Cash Equivalents” means any investments that are classified as cash equivalents under GAAP.

“Certificated Securities” has the meaning set forth in Section 3.06(1)(d).

“Certification Date” means, with respect to Securities of any series, (i) if Securities of such series are not to be initially represented by a Temporary Regulation S Security, the date of delivery of the definitive Regulation S Security and (ii) if Securities of such series are initially represented by a Temporary Regulation S Security, the earlier of (A) the Exchange Date with respect to Securities of such series and (B) if the first Interest Payment Date with respect to Securities of such series is prior to such Exchange Date, such Interest Payment Date.

“Change of Control” means the consummation of any transaction by which (i) any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act), other than a person or group that includes any one or more of the Permitted Holders, becomes after the date hereof the “beneficial owner” (as such term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50.0% of the total voting power of the outstanding Voting Stock of Suzano, or (ii) (x) the Permitted Holders cease to “beneficially own” (as such term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, collectively, at least 50.0% of the total voting power of the outstanding Voting Stock of Suzano, (y) any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act), other than a person or group that includes any one or more of the Permitted Holders, becomes after the date hereof the “beneficial owner” (as such term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, of a greater percentage of the total voting power of the outstanding Voting Stock of Suzano than the percentage beneficially owned collectively by the Permitted Holders, and (z) the Permitted Holders cease to have, directly or indirectly, the power to direct or cause the direction of the management and policies of Suzano, or (iii) Suzano shall cease to own, directly or indirectly, at least a majority of the issued and outstanding shares of Voting Stock of the Company or shall cease to have the power, directly or indirectly, to direct or cause the direction of the management and policies of the Company.

“Change of Control Offer” means an offer made by the Company or Suzano, following the occurrence of a Change of Control that results in a Rating Decline, to each Holder to repurchase all or any part of such Holder’s Securities pursuant to Section 10.12.

“Change of Control Payment” means, in connection with the repurchase of a Holder’s Securities pursuant to a Change of Control Offer, the payment by the Company or Suzano of (i) 101.0% of the aggregate principal amount of such Holder’s Securities repurchased plus accrued and unpaid interest and Additional Amounts, if any, on such Securities, to, but excluding, the date of purchase (subject to the right of the Holders of record on the relevant record date to receive interest and Additional Amounts, if any, on the relevant interest payment date).

“Change of Control Payment Date” means, in relation to a Change of Control Offer, the purchase date for the Securities properly tendered as specified in the notice given by the Company or Suzano pursuant to Section 10.12 in relation to such Change of Control Offer, which date is not more than five Business Days after the Expiration Date.

“Clearstream, Luxembourg” means Clearstream Banking, société anonyme, Luxembourg, and its successors.

“Commission” means the United States Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument the United States Securities and Exchange Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Common Depositary” means the common depositary, if any, for Clearstream, Luxembourg and Euroclear.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture and thereafter “Company” shall mean such successor Person, as described further in Section 9.01(1).

Company shall also mean any new issuer of future issuances of Securities under this Indenture as contemplated by Section 9.01(1).

“Consolidated Net Tangible Assets” means, on a consolidated basis, Suzano’s total assets, less current liabilities, less depreciation, amortization and depletion, less goodwill, trade names, trademarks, patents and other intangibles, as such line items appear on the most recent balance sheet, after giving pro forma effect to any acquisition or disposition of companies, divisions, lines of businesses, operations or assets by Suzano and its Subsidiaries subsequent to such date.

“Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 60 Wall Street, 24th floor, MSNYC60-2405, New York, New York 10005, Attention: Corporates Team — Suzano,  or such other address as the Trustee may designate from time to time by written notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company).

“Covenant Defeasance” has the meaning set forth in Section 13.03.

“Debt” means, with respect to any Person, determined without duplication:

(1)                                 all indebtedness of such Person for borrowed money;

(2)                                 all obligations of such Person for the deferred purchase price of Property or services, excluding trade payables arising in the ordinary course of such Person’s business, but only if and for so long as such trade payables remain payable on customary trade terms;

(3)                                 all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(4)                                 all obligations, contingent or otherwise, of such Person in connection with any securitization of any receivables of such Person;

(5)                                 all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person (even though the rights and remedies of the borrower or the lender under such agreement in an event of default are limited to repossession or sale of such Property);

(6)                                 all Capital Lease Obligations and all obligations under “synthetic leases” of such Person;

(7)                                 all obligations, contingent or otherwise, of such Person in respect of acceptances, letters of credit, financial guaranty insurance policies or other similar instruments, excluding obligations in respect of trade letters of credit or bankers’ acceptances issued in respect of trade accounts payables to the extent not drawn upon or presented, or, if drawn upon or presented, to the extent the resulting obligation of the Person is paid within 10 Business Days;

(8)                                 all obligations of such Person to redeem, retire, defease or otherwise make any payment in respect of any Capital Stock of such Person;

(9)                                 all net obligations of such Person in respect of any Hedging Agreements (but without regard to any notional principal amount relating thereto);

(10)                          all Debt of other Persons referred to in clauses (1) through (10) above or clause (-) below that is guaranteed by such Person to the extent so guaranteed; and

(11)                          all Debt of other Persons referred to in clauses (1) through (11) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) a Lien on Property of such Person even though such Person has not assumed such Debt.

The amount of Debt of any Person will be deemed to be:

(A)                               with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation;

(B)                               with respect to Debt secured by a Lien on an asset of such Person but not otherwise the obligation, contingent or otherwise, of such Person, the lesser of (x) the fair market value of such asset on the date the Lien attached and (y) the amount of such Debt;

(C)                               with respect to any Debt issued with original issue discount, the face amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt;

(D)                               with respect to any Hedging Agreement, the net amount payable if such Hedging Agreement terminated at that time due to default by such Person; and

(E)                                otherwise, the outstanding principal amount thereof.

“Default” means an event or condition with respect to a series of Securities that, with the giving of notice, lapse of time or failure to satisfy certain specified conditions, or any combination thereof, would become an Event of Default with respect to the Securities of such series if not cured or remedied.

“Defaulted Interest” has the meaning set forth in Section 3.09.

“Defeasance” has the meaning set forth in Section 13.02.

“Depositary” means, with respect to Securities of any series issuable or issued in whole or in part in the form of one or more Global Securities, a clearing agency registered under the Exchange Act that is designated to act as Depositary for such Securities as contemplated by Section 3.01.

“Disqualified Equity Interests” means Equity Interests that by their terms or upon the happening of any event are:

(1)                                 required to be redeemed or redeemable at the option of the holder prior to the Stated Maturity of the Securities for consideration other than Qualified Equity Interests, or

(2)                                 convertible at the option of the holder into Disqualified Equity Interests or exchangeable for Debt;

provided that Equity Interests will not constitute Disqualified Equity Interests solely because of provisions giving holders thereof the right to require repurchase or redemption upon a Change of Control occurring prior to the Stated Maturity of the Securities if those provisions:

(A)                               are no more favorable to the holders than Section 1.01 hereof; and

(B)                               specifically state that repurchase or redemption pursuant thereto will not be required prior to the Company’s repurchase of the Securities as required by this Indenture.

“Disqualified Stock” means Capital Stock constituting Disqualified Equity Interests.

“DTC” means The Depository Trust Company or its nominee, and its successors.

“Equity Interests” means all Capital Stock and all warrants or options with respect to, or other rights to purchase, Capital Stock, but excluding Debt convertible into equity.

“Euroclear Operator” means Euroclear Bank S.A./N.V., a bank organized under the laws of the Kingdom of Belgium, as operator of the Euroclear system (or any successor securities clearing system).

“Event of Default” has the meaning set forth in Section 5.01.

“Exchange Act” means the United States Securities Exchange Act of 1934 (or any statute successor thereto), as it may be amended from time to time.

“Exchange Date” has the meaning set forth in Section 3.05.

“Expiration Date” has the meaning set forth in Section 1.04.

“Exchange Offer” has the meaning set forth in the form of the face of the Global Security set forth in Section 2.02.

“Exchange Security” means any Security issued by the Company (i) pursuant to the Exchange Offer, (ii) upon the registration of transfer of a Security registered for resale on a Resale Registration Statement or (iii) upon the transfer of, or in exchange for, Securities that are Exchange Securities.

“Fitch” means Fitch Ratings Inc. or any successors thereto.

“Global Security” means any Security or series of Security issued in the form set forth in Section 2.02 or established pursuant to Section 2.01 which is registered in the Security Register in the name of a Depositary and bears the legend set forth in Section 2.03 (or such legend as may be specified as contemplated by Section 3.01 for such Securities).

“Governmental Authority” means any regulatory, administrative or other legal body, any court, tribunal or authority or any public legal entity or public agency of Austria, Brazil or the United States or any other jurisdiction whether created by federal, provincial or local government, or any other legal entity now existing or hereafter created, or now or hereafter controlled, directly or indirectly, by any public legal entity or public agency of any of the foregoing.

“guarantee” means an obligation of any Person to pay the Debt of another person including, without limitation: (i) an obligation to pay or purchase such Debt, (ii) an obligation to lend money or to purchase or subscribe for shares or other securities or to purchase assets or services in order to provide funds for the payment of such Debt, (iii), an indemnity against the consequences of a default in the payment of such Debt; or (iv) any other agreement to be responsible for such Debt.

“Guarantee” has the meaning specified in Section 12.01.

“Guarantor” means Suzano until a successor Person shall have become such pursuant to the applicable provisions of this Indenture and the Guarantee, and thereafter “Guarantor” shall mean such Person.

“Hedging Agreement” means, with respect to any Person, any interest rate protection agreement, any currency or commodity swap, cap or collar agreement, any equity swap, any weather-related derivative or any arrangement similar to any of the foregoing entered into by such Person providing for the transfer or mitigation of interest rate, currency, commodity price, equity risks, weather-related risks or other risks either generally or under specific contingencies.

“Holder” means a Person in whose name a Security is registered in the Security Register.

“IFRS” means International Financial Reporting Standards as adopted by the International Accounting Standards Board.

“Indenture” means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.  The term “Indenture” shall also include the terms of particular series of Securities established as contemplated by Section 3.01.

“Initial Regulation S Securities” means any Securities sold by the purchasers thereof in an initial offering contemplated by a Purchase Agreement in reliance on Regulation S and which are Temporary Regulation S Securities.

“Interest,” when used with respect to an Original Issue Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity.

“Interest Payment Date,” when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

“Investment Company Act” means the United States Investment Company Act of 1940 (or any statute successor thereto), as it may be amended from time to time.

“Investment Grade Rating” means “BBB-” or higher by S&P, “Baa3” or higher by Moody’s or “BBB-” or higher by Fitch, or the equivalent of such global ratings by S&P, Moody’s or Fitch.

“Law” means any constitutional provision, law, statute, rule, regulation, ordinance, treaty, order, decree, judgment, decision, certificate, holding, injunction, enforceable at law or in equity, along with the interpretation and administration thereof by any Governmental Authority charged with the interpretation or administration thereof.

“Lien” means any mortgage, lien, pledge, usufruct, fiduciary transfer (alienação fiduciária), charge, encumbrance or other security interest or any preferential arrangement (including a securitization) that has the practical effect of creating a security interest.

“Material Adverse Effect” means a material adverse effect on (i) the business, operations, assets, property, condition (financial or otherwise) of the Company or its Subsidiaries, taken as a whole, (ii) the validity or enforceability of this Indenture, or (iii) the ability of the Company to perform its obligations under this Indenture, or the material rights of or benefits available to the Holders or the Trustee, as representative of the Holders under this Indenture.

“Material Subsidiary” means, as to any Person, any Subsidiary of such Person which, on any given date of determination, accounts for more than 15% of such Person’s total consolidated assets, as such total assets are set forth on the most recent consolidated financial statements of such Person prepared in accordance with GAAP.

“Maturity,” when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Notice of Default” means a written notice of the kind set forth in Section 5.01(3).

“Officer” means (i) with respect to the Issuer, any director or authorized representative of the Company and (ii) with respect to Suzano or any Subsidiary, any authorized representative of Suzano or any Subsidiary including any of the president, vice president, executive officer, financial officer or general counsel of Suzano or any Subsidiary, as the case may be.

“Officers’ Certificate” means a certificate signed in the name of the Company or Suzano by any two managing directors (Geschäftsführer), executive officers or Authorized Representatives in accordance with its bylaws; provided however, that an Officers’ Certificate pursuant to Section 10.05 shall be signed by any two of the Company’s or the Guarantor’s, as applicable, principal executive, financial or accounting officers two managing directors pursuant to the requirements of Section 314(a)(4) of the Trust Indenture Act.

“Opinion of Counsel” means a written opinion of counsel, who may be an employee of or counsel for the Company, as applicable (except as otherwise provided in this Indenture), and as reasonably acceptable to the Trustee.

“Order” means a written request or order signed in the name of the Company by an Authorized Representative, in each case delivered to the Trustee.

“Original Issue Discount Security” means any Security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.02.

“Original Securities” means Securities of any series that are not Exchange Securities.

“Outstanding,” when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(1)                                 Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation or surrendered for transfer or exchange;

(2)                                 Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefore satisfactory to the Trustee has been made;

(3)                                 Securities as to which Defeasance has been effected pursuant to Section 13.02; and

(4)                                 Securities which have been paid pursuant to Section 3.06 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a protected purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given, made or taken any request, demand, authorization, direction, notice, consent or waiver hereunder, (i) the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof pursuant to Section 5.02, (ii) the principal amount of a Security denominated in one or more foreign currencies or currency units shall be the U.S. dollar equivalent, determined in the manner provided as contemplated by Section 3.01 on the date of original issuance of such Security, of the principal amount (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent on the date of original issuance of such Security of the amount determined as provided in (i) above) of such Security, (iii) if the principal amount payable at Stated Maturity of any Security is not determinable upon original issuance, the principal amount of such Security that shall be deemed to be Outstanding shall be the amount as specified or determined as contemplated by Section 3.01, and (iv) Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded.  Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

“Outstanding Securities” has the meaning set forth under Section 3.04.

“Paying Agent” means any Person authorized by the Company to pay the principal of or any premium or interest on any Securities on its behalf, which at the date of this Indenture includes the Trustee.

“Permanent Regulation S Security” has the meaning set forth in Section 3.05.

“Permitted Holders” means (a) David Feffer, Daniel Feffer, Jorge Feffer and Ruben Feffer, as well as any of their respective heirs, or (b) an entity that is directly or indirectly controlled by one or more of the Persons listed in clause (a) above.

“Permitted Lien” means, with respect to any Securities of a series issued for which Section 10.11 applies, any:

(i)                                     any Lien existing on the date of this Indenture;

(ii)                                  any Lien on any Property or assets (including Capital Stock of any person) securing Debt incurred solely for purposes of financing the acquisition, construction or improvement of such Property or assets after the date of this Indenture; provided that (a) the aggregate principal amount of Debt secured by the Liens will not exceed (but may be less than) 130% of the cost (i.e., purchase price) of the Property or assets so acquired, constructed or improved and (b) the Lien is incurred before, or within 365 days after the completion of, such acquisition, construction or improvement and does not encumber any other Property or assets of Suzano or any of its Subsidiaries; and provided, further, that to the extent that the Property or asset acquired is Capital Stock, the Lien also may encumber other Property or assets of the person so acquired;

(iii)                               any Lien securing Debt incurred for the purpose of financing all or part of the cost of the acquisition, construction or development of a project; provided that the lenders of such Debt expressly agree to limit their recourse in respect of such Debt to assets (including Capital Stock of the project entity) and/or revenues of such project with an aggregate value of not more than the amount of such Debt; and provided, further, that the Lien is incurred before, or within 365 days after the completion of, that acquisition, construction or development and does not apply to any other property or assets of Suzano or any Subsidiary;

(iv)                              any Lien extending, renewing or replacing (or successive extensions, renewals or replacements of), in whole or in part, any Lien referred to in items (i), (ii), (iii) above, and (vi) and (vii) below; provided that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement, except for any increase reflecting premiums, fees and expenses in connection with such extension, renewal or replacement;

(v)                                 any Lien existing on any Property or assets of any Person before that Person’s acquisition (in whole or in part) by merger into, or consolidation with, Suzano or any of its Subsidiaries after the date of this Indenture; provided that the Lien is not created in contemplation of or in connection with such acquisition, merger or consolidation;

(vi)                              any Lien in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of the Company or any of its Subsidiaries in the ordinary course of business;

(vii)                           any Liens granted to secure borrowings from, directly or indirectly, (a) Banco Nacional de Desenvolvimento Econômico e Social — BNDES, or any other Brazilian governmental development bank or credit agency (including borrowings from any Brazilian governmental bank with funds provided by Brazilian governmental regional funds including Financiadora de Estudos e Projetos — FINEP, Fundo de Desenvolvimento do Nordeste — FDNE, Banco do Nordeste do Brasil and Fundo de Desenvolvimento do Centro Oeste — FCO), or (b) any international or multilateral development bank, government-sponsored agency, export-import bank or official export-import credit insurer;

(viii)                        any pledge or deposit made in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other similar social security legislation;

(ix)                              any deposit to secure appeal bonds, judicial deposits or other similar guarantees in judicial proceedings being contested in good faith to which Suzano or any Subsidiary is a party, good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which Suzano or any its Subsidiaries is a party or deposits for the payment of rent, in each case made in the ordinary course of business and for which adequate reserves have been made as required in accordance with GAAP;

(x)                                 any Lien imposed by applicable law incurred in the ordinary course of business, including, without limitation, carriers’, warehousemen’s and mechanics’ liens, statutory landlord’s liens, customary reservations or retentions of title easements, rights-of-way, defects, zoning restrictions and other similar charges or encumbrances arising in the ordinary course of business, in each case for sums not yet due or being contested in good faith by appropriate proceedings and for which adequate reserves have been made as required in accordance with GAAP;

(xi)                              any Lien or rights of set-off of any Person with respect to any Cash Equivalents on deposit account or securities account of Suzano or any of its Subsidiaries arising in the ordinary course of business in favor of the bank(s) or security intermediary(ies) with which such accounts are maintained, securing only amounts owing to such bank(s) with respect to cash management and operating account arrangements;

(xii)                           any Lien on (i) cash or cash equivalents or other securities securing Hedging Agreements or other similar transactions permitted in accordance with this Indenture or (ii) any right, title, interest and claim in, to and under, Hedging Agreements or other similar transactions permitted in accordance with this Indenture, or any proceeds thereof, to secure a given Debt, to the extent that the purpose of such Hedging Agreement is to mitigate risks related to such Debt;

(xiii)                        any Lien securing taxes, assessments and other governmental charges or levies, in each case the payment of which is not yet due or is being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made;

(xiv)                       any Liens on the receivables of Suzano or any of its Subsidiaries securing the obligations of such Person under any line of credit or working capital facility or other credit facility; provided that the aggregate amount of receivables securing Debt shall not exceed 80.0% of the Suzano’s and its Subsidiaries’ aggregate outstanding receivables from time to time;

(xv)                          any encumbrance, security deposit or reserve maintained in the ordinary course of business and required by Applicable Law;

(xvi)                       any Lien which arises pursuant to a final judgment(s) that do not constitute an Event of Default under Section 5.01;

(xvii)                    any Lien securing Debt or other obligations of a Subsidiary of Suzano or the Company owing to Suzano or the Company or a Subsidiary thereof;

(xviii)                 any Lien on Property or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary; provided that, such Liens may not (i) extend to any Property owned by such Person other than the Property so acquired, or (ii) have been incurred in connection with or in anticipation of such acquisition; and

(xix)                       any Lien not otherwise described in items (i) through (xviii) above, provided that the aggregate principal amount of Debt at any time outstanding secured by such Lien does not exceed in aggregate principal amount, at any time of determination, 17% of the Consolidated Net Tangible Assets.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization, other entity or any government or any agency or political subdivision thereof.

“Place of Payment,” when used with respect to the Securities of any series, means the place or places where the principal of and any premium and interest on the Securities of that series are payable as specified as contemplated by Section 3.01.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.06 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Preferred Stock” means, with respect to any Person, any Capital Stock of such Person that has preferential rights over any other Capital Stock of such Person with respect to dividends, distributions or redemptions or upon liquidation.

“Property” of any Person means any property, rights or revenues, or interest therein, of such Person.

“Purchase Agreement” means any purchase agreement entered into to issue Securities under this Indenture.

“Qualified Equity Interests” means all Equity Interests of a Person other than Disqualified Equity Interests.

“Rating Agency” means S&P, Fitch or Moody’s; or if S&P, Fitch or Moody’s are not making rating of the Securities publicly available, an internationally recognized U.S. rating agency or agencies, as the case may be, selected by the Company, which will be substituted for S&P, Fitch or Moody’s, as the case may be.

“Rating Decline” means that at any time within 90 days (which period shall be extended so long as the rating of the Securities is under publicly announced consideration for possible down grade by either Rating Agency) after the earlier of the date of public notice of a Change of Control and of the Company’s intention or that of any Person to effect a Change of Control, (i) in the event the Securities are assigned an Investment Grade Rating by at least two of the Rating Agencies prior to such public notice, the rating of the Securities by at least two of the Rating Agencies shall be below an Investment Grade Rating; or (ii) in the event the Securities are not assigned an Investment Grade Rating by at least two of the Rating Agencies prior to such public notice, the rating of the Securities by at least two of the Rating Agencies shall be decreased by one or more categories; provided that there shall be no Rating Decline to the extent the Securities continue to have an Investment Grade Rating by at least one of the Rating Agencies. For the avoidance of doubt, the Trustee shall have no responsibility to determine if and when any Ratings Decline has occurred.

“Redemption Date,” when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price,” when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Registered Security,” means any Security issued in registered form that is registered in the Security Register.  Registered Securities shall include Global Securities and Certificated Securities.

“Registration Default” has the meaning set forth in the form of face of Global Security in Section 2.02.

“Registration Default Period” has the meaning set forth in the form of face of the Global Security in Section 2.02.

“Registration Rights Agreement” means an agreement entered into by the Company contemplating the registration under the Securities Act of a series of Securities issued under this Indenture subsequent to the initial date of issuance of such series of Securities.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Securities of any series means the date specified for that purpose as contemplated by Section 3.01.

“Regulation S” means Regulation S under the Securities Act (or any successor provision), as it may be amended from time to time.

“Regulation S Certificate” means a certificate substantially in the form set forth in Annex A.

“Regulation S Global Security” has the meaning set forth in Section 2.01.

“Regulation S Legend” means a legend substantially in the form of the legend required in the forms of face of Security set forth in Section 2.02 to be placed upon a Regulation S Global Security.

“Regulation S Securities” means all Securities required pursuant to Section 3.06(3) to bear a Regulation S Legend.  Such term includes a Regulation S Global Security.

“Resale Registration Statement” shall mean a registration statement under the Securities Act registering the Securities for resale pursuant to the terms of the Registration Rights Agreement.

“Responsible Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department (or similar group) of the Trustee, with direct responsibility for the administration of the Indenture, and any officer of the Trustee to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject.

“Restricted Global Security” means any Global Security required pursuant to Section 3.06(3) to bear a Restricted Securities Legend.

“Restricted Period” means, with respect to any series of Regulation S Securities, the period of 41 consecutive days beginning on and including the later of (i) the day on which Securities of such series are first offered to persons other than distributors (as defined in Regulation S) in reliance on Regulation S and (ii) the day on which the closing of the offering of Securities of such series pursuant to a Purchase Agreement occurs.

“Restricted Security” means all Securities required pursuant to Section 3.06(3) to bear a Restricted Securities Legend.  Such term includes a Restricted Global Security.

“Restricted Securities Certificate” means a certificate substantially in the form set forth in Annex B.

“Restricted Securities Legend” means a legend substantially in the form of the legend required in the form of face of Securities set forth in Section 2.02 to be placed upon a Restricted Security.

“Rule l44A” means Rule l44A under the Securities Act (or any successor provision), as it may be amended from time to time.

“Rule 144A Securities” means all Securities initially distributed in connection with the offering of the Securities by the purchasers in reliance upon Rule 144A.

“Sale and Leaseback Transaction” means, with respect to any Person, an arrangement whereby such Person enters into a lease of property previously transferred by such Person to the lessor.

“S&P” means Standard & Poor’s Ratings Group, a division of McGraw Hill, Inc. and its successors.

“SEC” means the U.S. Securities and Exchange Commission.

“SEC Registered Securities” means the Exchange Securities and all other Securities sold or otherwise disposed of pursuant to an effective registration statement under the Securities Act, together with their respective Successor Securities.

“Securities” has the meaning set forth in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.

“Securities Act” means the United States Securities Act of 1933 (or any statute successor thereto), as it may be amended from time to time.

“Security Register” and “Security Registrar” have the respective meanings set forth in Section 3.06.

“Special Interest” has the meaning set forth in the form of face of the Global Security in Section 2.02.  Unless the context otherwise requires, references herein to “interest” on the Securities shall include Special Interest.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.07.

“Stated Maturity” means (i) with respect to any Debt, the date specified as the fixed date on which the final installment of principal of such Debt is due and payable or (ii) with respect to any scheduled installment of principal of or interest on any Debt, the date specified as the fixed date on which such installment is due and payable as set forth in the documentation governing such Debt, not including any contingent obligation to repay, redeem or repurchase prior to the regularly scheduled date for payment.

“Step-Down Date” has the meaning set forth in the form of face of the Global Security in Section 2.02.

“Step-Up” has the meaning set forth in the form of face of the Global Security in Section 2.02.

“Subsidiary” means with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which more than 50.0% of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more Subsidiaries of such Person (or a combination thereof).

“Successor Company” has the meaning set forth in Section 8.01.

“Successor Security” of any particular Security means every Security issued after, and evidencing all or a portion of the same debt (subject to provisions, if any, in the Predecessor Security regarding payment of Special Interest) as that evidenced by, such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.06 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Suzano” has the meaning set forth in the second recital of this Indenture.

“Taxing Jurisdiction” shall mean Brazil, the jurisdiction of the Company’s incorporation (currently Austria) or any other jurisdiction in which the Company appoints a paying agent hereunder or any political subdivision or any taxing authority thereof or therein.

“Temporary Regulation S Security” means a temporary Security issued in global registered form.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.

“Trust Indenture Act” or “TIA” means the United States Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed (except as provided in Section 9.05); provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939, as so amended.

“United States” or “U.S.” means the United States of America (including the States and the District of Columbia) and its possessions (including Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands).

“Unrestricted Securities Certificate” means a certificate substantially in the form set forth in Annex C.

“U.S. Person” shall have the meaning ascribed to such term in Rule 902 of Regulation S.

“U.S. Government Obligations” has the meaning set forth in Section 13.04(1).

“Voting Stock” of a Person means Capital Stock in such Person having power to vote for the election of directors or similar officials of such Person or otherwise voting with respect to actions of such Person (other than such Capital Stock having such power only by reason of the happening of a contingency).

“Wholly-Owned Subsidiary” means, with respect to any corporate entity, any person of which 95 % of the outstanding capital stock (other than qualifying shares, if any) having by the terms thereof ordinary voting power (not dependent on the happening of a contingency) to elect the Board of Directors (or equivalent controlling governing body) of such person is at the time owned or controlled directly or indirectly by such corporate entity, by one or more wholly-owned subsidiaries of such corporate entity or by such corporate entity and one or more wholly-owned subsidiaries thereof.

Section 1.02.                          Compliance Certificates and Opinions.

Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act with respect to compliance with conditions precedent provided for in this Indenture.  Each such certificate or opinion shall be given in the form of an Officers’ Certificate, if to be given by an Authorized Representative, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirements set forth in this Indenture, except that in the event of any such application or request as to which the furnishing of such documents is specifically required by any provisions of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion, whether required to be provided pursuant to this Section 1.02 or elsewhere, with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1)                                 a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2)                                 a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)                                 a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)                                 a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1.03.                          Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Authorized Representative may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Persons know, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous.  Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Authorized Representative stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 1.04.                          Acts of Holders of Securities; Record Dates.

(1)                                 Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Securities may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing.  Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company.  Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders of Securities signing such instrument or instruments or so voting at such meeting.  Proof of execution of any such instrument or of a writing appointing any such agent or proxy, or of the holding by any Person of a Security shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section. The record of any meeting of Holders of Securities shall be proved in the manner provided in Section 13.06.

(2)                                 The fact and date of the execution by any Person of any instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof.  Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.  The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(3)                                 The Company may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Securities of such series, provided that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph.  If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of the relevant series on such record date, or their duly designated proxies, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders, or duly designated proxies, of the requisite principal amount of Outstanding Securities of such series on such record date.  Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be canceled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders, or their duly designated proxies, of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is taken.  Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Securities of the relevant series in the manner set forth in Section 1.06.

The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to join in the giving or making of (i) any Notice of Default, (ii) any declaration of acceleration referred to in Section 5.02, (iii) any request to institute proceedings referred to in Section 5.07(2) or (iv) any direction referred to in Section 5.12, in each case with respect to Securities of such series.  If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of such series on such record date, or their duly designated proxies, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders, or their duly designated proxies, of the requisite principal amount of Outstanding Securities of such series on such record date.  Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be canceled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders, or their duly designated proxies, of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is taken.  Promptly after any record date is set pursuant to this paragraph, the Trustee, at the expense of the Company, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company in writing and to each Holder of Securities of the relevant series in the manner set forth in Section 1.06.

With respect to any record date set pursuant to this Section, the party hereto that sets such record date may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party or parties hereto in writing, and to each Holder of Securities of the relevant series in the manner set forth in Section 1.06, on or prior to the existing Expiration Date.  Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date and, if an Expiration Date is not designated with respect to any record date set pursuant to this Section, the party or parties hereto which set such record date shall be deemed to have designated the 180th day after such record date as the Expiration Date with respect thereto.

Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents or proxies each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

(4)                                 The principal amount and serial numbers of Global Securities held by any Person, and the date of holding the same, shall be proved by the Security Register.

(5)                                 Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

(6)                                 The provisions of this Section 1.04 are subject to the provisions of Section 13.05.

Section 1.05.                          Notices, Etc., to Trustee and the Company.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders of Securities or other document provided for or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1)                                 the Trustee by any Holder of Securities or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing (or sent by facsimile and confirmed in writing) to or with the Trustee at its Corporate Trust Office, Attention:  Institutional Trust Services, or

(2)                                 the Company by the Trustee or by any Holder of Securities shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed (or sent by facsimile and confirmed in writing) international air mail postage prepaid and addressed to its principal office specified in the first paragraph of this instrument to the attention of its Board of Directors, or at any other address previously furnished in writing to the Trustee by the Company.

Section 1.06.                          Notice to Holders of Securities; Waiver.

Unless otherwise herein expressly provided, where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given to Holders of Securities if in writing and mailed, first-class postage prepaid, or delivered by hand or overnight courier to each Holder of a Security affected by such event, at its address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders of Securities by mail, then such notification as shall be given with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.  In any case where notice to Holders of Securities is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder of a Security shall affect the sufficiency of such notice with respect to other Holders of Securities.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

The Trustee may rely upon and comply with instructions or directions sent via unsecured facsimile or email transmission and the Trustee shall not have any liability for any losses, liabilities, costs or expenses incurred or sustained by any party as a result of the Trustee’s reliance upon and compliance with instructions or directions given by unsecured facsimile or email transmission; provided, however, that such losses have not arisen from the gross negligence or willful misconduct of the Trustee, it being understood that the failure of the Trustee to verify or confirm that the person delivering the email or the fax in which the instructions or direction, are contained is, in fact, authorized to deliver such email or facsimile is authorized to do so does not constitute gross negligence or willful misconduct.

Section 1.07.                          Language of Notices, Etc.

Any request, demand, authorization, direction, notice, consent or waiver required or permitted under this Indenture shall be in the English language.

Section 1.08.                          Conflict with Trust Indenture Act.

The Indenture shall incorporate and be governed by the provisions of the Trust Indenture Act that are required to be part of and govern indentures qualified under the Trust Indenture Act.  If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the provision of such Act shall control.  If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the provision of such Act shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

Section 1.09.                          Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.10.                          Successors and Assigns.

All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 1.11.                          Separability Clause.

In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.12.                          Benefits of Indenture.

Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.13.                          Governing Law.

This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 1.14.                          Saturday, Sundays and Legal Holidays.

In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security or the last day on which Holders have the right to convert or exchange their Securities shall not be a Business Day at any Place of Payment or place of conversion or exchange, then (notwithstanding any other provision of this Indenture or of the Securities (other than a provision of any Security which specifically states that such provision shall apply in lieu of this Section)) payment of interest or principal (and premium, if any) or conversion or exchange need not be made at such Place of Payment or place of conversion or exchange on such date, but may be made on the next succeeding Business Day at such Place of Payment or place of conversion or exchange with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity or on such last day for conversion or exchange.

Section 1.15.                          Appointment of Agent for Service; Submission to Jurisdiction; Waiver of Immunity.

By the execution and delivery of this Indenture, the Company hereby appoints Cogency Global Inc. with offices on the date hereof at 122 East 42nd Street, 18th Floor, New York, NY 10168, United States, as its authorized agent as its agent upon which process may be served in any legal action or proceeding which may be instituted in any state or Federal court in the Borough of Manhattan, The City of New York, State of New York, arising out of or relating to the Securities or this Indenture, but for that purpose only.  Service of process upon such agent at the office of the Company at 122 East 42nd Street, 18th Floor, New York, NY 10168, United States, and written notice of said service to the Company by the Person servicing the same addressed as provided by Section 1.05, shall be deemed in every respect effective service of process upon the Company in any such legal action or proceeding.  The Company will take any and all action necessary to continue such designation in full force and effect and to advise the Trustee of any change of address of such agent; should such agent become unavailable for this purpose for any reason, the Company will promptly and irrevocably designate a new agent in the Borough of Manhattan, The City of New York, State of New York, which will agree to act as such for powers and for the purposes set forth in this Section 1.15.  The Company hereby (i) irrevocably submits to the nonexclusive jurisdiction of any state or Federal court in the Borough of Manhattan, The City of New York, State of New York in any legal action or proceeding arising out of or relating to the Securities or this Indenture, (ii) to the extent it may effectively do so, irrevocably and unconditionally waives any objection that it may have now or hereafter to the laying of the venue of any such legal action or proceeding and (iii) to the extent the Company has or hereafter may acquire any immunity from jurisdiction of any such court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself or its property, the Company hereby irrevocably waives such immunity in respect of its obligations under this Indenture and the Securities to the fullest extent permitted by law.  Such appointment shall be irrevocable so long as the Holders of Securities shall have any rights pursuant to the terms thereof or of this Indenture until the appointment of a successor by the Company with written notice thereof to the Trustee and such successor’s acceptance of such appointment.  The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of such agent or successor.

Section 1.16.                          Waiver of Jury Trial.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE SECURITIES, OR THE TRANSACTION CONTEMPLATED HEREBY.

ARTICLE TWO

SECURITY FORMS

Section 2.01.                          Forms Generally.

The Securities of each series shall be in substantially the form set forth in this Article, or in such other form (including temporary or permanent global form) as shall be established by or pursuant to an Authorization of the Company or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or Depositary or as may, consistently herewith, be determined by an Authorized Representative executing such Securities pursuant to this Indenture, as evidenced by its execution thereof.  If the forms of Securities of any series are established by action taken pursuant to an Authorization, a copy of an appropriate record of such action shall be certified by any Authorized Representative and delivered to the Trustee at or prior to the delivery of the Order contemplated by Section 3.03 for the authentication and delivery of such Securities.  Any such Board Resolution or other document evidencing an Authorization shall have addressed thereto a true and correct copy of the form of Security referred to therein approved by or pursuant to such Authorization.

The definitive Securities may be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the Authorized Representative executing such Securities, as evidenced by its execution of such Securities.

Upon their original issuance, any Rule 144A Securities and any Initial Regulation S Securities of any series shall be issued in the form of separate Global Securities.  The Global Securities representing Rule 144A Securities, together with their Successor Securities which are Global Securities other than Regulation S Global Securities and SEC Registered Securities, are collectively herein called the “Restricted Global Securities”.  The Global Securities representing Initial Regulation S Securities, together with their Successor Securities which are Global Securities other than Restricted Global Securities and SEC Registered Securities, are collectively herein called the “Regulation S Global Securities.”

Section 2.02.                          Form of Global Security.

[Form of Face of Global Security] [Insert any legend required by the Internal Revenue Code and the regulations thereunder.]

SUZANO AUSTRIA GMBH

[Title of Security]

Date:

No.          CUSIP NO.

ISIN NO.

[Legend if the Security is a Restricted Security:

“THE GLOBAL NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR ANY OTHER SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS GLOBAL NOTE, AGREES THAT THIS GLOBAL NOTE OR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) TO SUZANO AUSTRIA GMBH, (2) SO LONG AS THIS GLOBAL NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A) IN ACCORDANCE WITH RULE 144A, (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE) OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND IN EACH OF SUCH CASES IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER APPLICABLE JURISDICTION. THE HOLDER HEREOF, BY PURCHASING THIS GLOBAL NOTE, REPRESENTS AND AGREES THAT IT WILL NOTIFY ANY PURCHASER OF THIS GLOBAL NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION” AND “UNITED STATES” HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.”]

[Legend if the Security is a Regulation S Security:

THIS GLOBAL NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS GLOBAL NOTE, AGREES THAT NEITHER THIS GLOBAL NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE

TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

THE FOREGOING LEGEND MAY BE REMOVED FROM THIS GLOBAL NOTE AFTER 40 DAYS BEGINNING ON AND INCLUDING THE LATER OF (I) THE DATE ON WHICH THE NOTES ARE OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) AND (II) THE ORIGINAL ISSUE DATE OF THIS GLOBAL NOTE.]

[Legend if the Security is a Temporary Regulation S Security:

THIS GLOBAL NOTE IS A TEMPORARY GLOBAL NOTE FOR PURPOSES OF REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”).

NEITHER THIS TEMPORARY GLOBAL NOTE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED, EXCEPT AS PERMITTED ABOVE.

NO BENEFICIAL OWNERS OF THIS TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL HEREOF OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE INDENTURE.]

[Legend if the Security benefits from a Registration Rights Agreement:

THE HOLDER OF THIS SECURITY IS SUBJECT TO, AND ENTITLED TO THE BENEFITS OF,  THE REGISTRATION RIGHTS AGREEMENT, DATED AS OF [date of agreement], AMONG SUZANO AUSTRIA GMBH, SUZANO S.A. AND THE OTHER PARTIES REFERRED TO THEREIN.]

This Security is one of a duly authorized issue of securities of SUZANO AUSTRIA GMBH, a private company incorporated with limited liability under the laws of Austria (the “Issuer”), designated as its            (the “Securities”), issued in an initial aggregate principal amount of                  as revised by the Schedule of Increases and Decreased attached hereto, [If applicable, insert - - under the             Supplemental Indenture (the “           Supplemental Indenture”), effective as of            , by and among the Issuer [If applicable, insert - - , Suzano S.A., a corporation (sociedade por ações) organized under the laws of Brazil (“Suzano”),] and Deutsche Bank Trust Company Americas, a New York banking corporation, as Trustee (the “Trustee”), to the Indenture, dated as of January 24, 2020 (the “Original Indenture”, and as supplemented by the              Supplemental Indenture and any further supplements thereto with respect to the Securities, the “Indenture”), by and among the Issuer and the Trustee.  Reference is hereby made to the Indenture for a statement of the respective rights, limitations of interests, benefits, obligations and duties thereunder of the Issuer, the Trustee and the Holders, and of the terms upon which the Securities are, and are to be, authenticated and delivered. All capitalized terms used in this Securities which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

The Issuer, for value received, hereby promises to pay to               , or its registered assigns [If applicable, insert - - as nominee of                   ], and as the Holder of record of this Security, the principal amount specified above in           on            (or earlier as provided for in the Indenture) upon presentation and surrender hereof, at the office or agency of the Trustee referred to below.

[If the Security is to bear interest prior to Maturity, insert —, As provided for in the Indenture, the Issuer promises to pay interest on the outstanding principal amount hereof, from             , [semi-annually in arrears on                and                of each year] [annually in arrears on            in each year] (each such date, an “Interest Payment Date”), commencing               at a rate equal to      % per annum, and will initially accrue from the date of issuance and thereafter from the last Interest Payment Date to which interest has been paid.  Interest payable, and punctually paid or duly provided for, on this Security on any Interest Payment Date will, as provided in the Indenture, be paid in             to the Person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on the Business Day preceding such interest payment.

Payment of the principal of and interest on this Security will be payable by wire transfer to a         account maintained by the Holder of this Security as reflected in the Security Register of the Trustee. In the event the date for any payment of the principal of or interest on any Security is not a Business Day, then payment will be made on the next Business Day with the same force and effect as if made on the nominal date of any such date for such payment and no additional interest will accrue on such payment as a result of such payment being made on the next succeeding Business Day.  [if the Security is to bear interest prior to Maturity, insert —, Interest shall accrue on the Securities at the rate of      % per annum until all required amounts due in respect of the Securities have been paid. Interest accrued with respect to this Security shall be calculated based on             .]

[If applicable, insert - -  However, if (i) a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), registering a security substantially identical to this Security (except that such Security will not contain terms with respect to the Special Interest payments described below or legends reflecting transfer restrictions) pursuant to an exchange offer (the “Exchange Offer”) (the “Exchange Registration Statement”) (or, if applicable, a registration statement registering this Security for resale (a “Shelf Registration Statement”)) has not become or been declared effective on or before the date on which such registration statement is required to become or be declared effective pursuant to the Exchange and Registration Rights Agreement, dated as of [date of agreement] (the “Registration Rights Agreement”), among the Issuer and the other parties referred to therein, or (ii) the Exchange Offer has not been completed within the number of days specified by the Registration Rights Agreement after the initial effective date of the Exchange Registration Statement (if the Exchange Offer is then required to be made) or a Shelf Registration Statement has not become or been declared effective on or before the date on which it is required to become or be declared effective pursuant to the Exchange and Registration Rights Agreement, or (iii) any Exchange Registration Statement or, if applicable, the Shelf Registration Statement is filed and declared effective but shall thereafter cease to be effective (except as specifically permitted pursuant to the Registration Rights Agreement) without being succeeded immediately (except as specifically permitted pursuant to the Registration Rights Agreement) by an additional registration statement filed and declared effective, in each case in Clauses (i) through (iii) upon the terms and conditions set forth in the Registration Rights Agreement (each such event referred to in Clauses (i) through (iii), a “Registration Default” and each period during which a Registration Default has occurred and is continuing, a “Registration Default Period”), then interest will accrue (in addition to any stated interest on the Securities) (the “Step-Up”) at a per annum rate of      % for such Registration Default Period from and including the date on which a Registration Default first occurs to but excluding the first date (the “Step-Down Date”) that no Registration Default is in effect. Interest accruing as a result of the Step-Up is referred to herein as “Special Interest.” Accrued Special Interest, if any, shall be paid semi-annually on        and        in each year; and the amount of accrued Special Interest shall be determined on the basis of the number of days during which such Registration Default is in effect.

The Issuer shall provide the Trustee with written notice of the date of any Registration Default and the Step-Down Date. Any accrued and unpaid interest (including Special Interest) on this Security upon the issuance of an Exchange Security (as defined in the Indenture) in exchange for this Security shall cease to be payable to the Holder hereof but such accrued and unpaid interest (including Special interest) shall be payable on the next Interest Payment Date for such Exchange Security.]

[If the Security is not to bear interest prior to Maturity, insert — The principal of this Security shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at Stated Maturity, and in such case the overdue principal and any overdue premium shall bear interest at the rate of    % per annum (to the extent that the payment of such interest shall be legally enforceable), from the date such amounts are due until they are paid or made available for payment. Interest on any overdue principal shall be payable on demand. Any such interest on any overdue principal or premium which is not so paid on demand shall bear interest at the rate of    % per annum (to the extent that the payment of such interest on interest shall be legally enforceable), from the date of such demand until the amount so demanded is paid or made available for payment. Interest on overdue interest shall be payable on demand.)

[If the Securities are subject to redemption, insert - - The Securities are subject to redemption by the Issuer on the terms and conditions specified in the Indenture.]

This Security does not purport to summarize the Indenture, and reference is made to the Indenture for information with respect to the respective rights, limitations of interests, benefits, obligations and duties thereunder of the Issuer, the Trustee and the Holders.

If an Event of Default shall occur and be continuing, the outstanding principal amount of all the Securities may become or may be declared due and payable in the manner and with the effect provided in the Indenture.

Modifications of the Indenture may be made by the Issuer and the Trustee only to the extent and in the circumstances permitted by the Indenture.

[If applicable, insert - - The Securities shall be issued only in fully registered form, without coupons. Securities shall be issued in the form of beneficial interests in one or

more global securities in denominations of          and integral multiples of           in excess thereof.

Prior to and at the time of due presentment of this Security for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Issuer, the Trustee nor any agent thereof shall be affected by notice to the contrary.

IN WITNESS WHEREOF, the Issuer has caused this Security to be duly executed.

Dated:

SUZANO AUSTRIA GMBH

By:
Name:
Title:

[Form of Reverse of Global Security]

This Security is one of a duly authorized issue of securities of the Issuer (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of January 24, 2020 (herein called the “Indenture” which term shall have the meaning assigned to it in such instrument), between the Issuer and Deutsche Bank Trust Company Americas, as Trustee (herein called the “Trustee,” which term includes any other successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.  This Security is one of the series designated on the face hereof [if applicable, insert, limited in aggregate principal amount to U.S.$          ].

[If applicable, insert— The Securities of this series are subject to redemption upon not less than 15 days’ notice by mail, [if applicable, insert —  at any time [if applicable, insert — on or after         ,      ], as a whole or in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount): If redeemed [if applicable, insert — on or before             ,     %, and if redeemed] during the 12-month period beginning           of the years indicated,

Redemption		Redemption

Year	Price	Year	Price

and thereafter at a Redemption Price equal to    % of the principal amount, together in the case of any such redemption with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.]

[If applicable, insert — The Securities of this series are subject to redemption upon not less than 15 days’ notice by mail, at any time [if applicable, insert — on or after       ,            ], as a whole or in part, at the election of the Company, at the Redemption Prices for redemption (expressed as percentages of the principal amount, with the amount in excess of 100% of the principal amount being additional interest) set forth in the table below: If redeemed during the 12-month period beginning              of the years indicated,

Year	Redemption Price For Redemption

and thereafter at a Redemption Price equal to     % of the principal amount, together in the case of any such redemption with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.]

[If applicable, insert — Notwithstanding the foregoing, the Company may not, prior to           , redeem any Securities of this series as contemplated by [If applicable, insert — Clause (2) of] the preceding paragraph as a part of, or in anticipation of, any refunding operation by the application, directly or indirectly, of moneys borrowed having an interest cost to the Company (calculated in accordance with generally accepted financial practice) of less than     % per annum.]

[if applicable, insert — The Securities of this series may be redeemed at the option of the Company, in whole but not in part, upon not less than 15 nor more than 60 days’ notice given as provided in the Indenture, at any time at a Redemption Price equal to the principal amount thereof plus accrued and unpaid interest to the date fixed for redemption if as a result of any change in or amendment to the laws or any regulations or rulings promulgated thereunder of the jurisdiction (or of any political subdivision or taxing authority thereof or therein) in which the Company is incorporated (or in the case of a successor Person to the Company, of the jurisdiction in which such successor Person is organized or any political subdivision or taxing authority thereof or therein) or any change in the official application or interpretation of such laws, regulations or rulings, or any change in the official application or interpretation of, or any execution of or amendment to, any treaty or treaties affecting taxation to which such jurisdiction or such political subdivision or taxing authority (or such other jurisdiction or political subdivision or taxing authority) is a party, which change, execution or amendment becomes effective on or after              (or, in the case of a successor Person to the Company, the date on which such successor Person became such pursuant to the applicable provision of the Indenture).]

[If applicable, insert — The Securities may also be redeemed in whole but not in part upon not less than 15 nor more than 60 days’ notice given as provided in the Indenture at any time at a Redemption Price equal to the principal amount thereof plus accrued interest to the date fixed for redemption if the Person formed by a consolidation of the Company or into which the Company is merged or to which the Company conveys, transfers or leases its properties and assets substantially as an entirety is required to pay a Holder Additional Amounts in respect of any tax, assessment or governmental charge imposed on any such Holder or required to be withheld or deducted from any payment to such Holder as a consequence of such consolidation, merger, conveyance, transfer or lease.]

[If applicable, insert — the Redemption Price of the Securities of this series shall be equal to the applicable percentage of the principal amount at Stated Maturity set forth below:

If Redemption During the 12-Month Period Commencing	Redemption Price

together with, in each case (except if the Redemption Date shall be a           ), an amount equal to the applicable Redemption Price multiplied by a fraction the numerator of which is the number of days from but not including the preceding                 to and including the Redemption Date multiplied by the difference between the Redemption Price applicable during the 12 months beginning on the                   following the Redemption Date (or, in the case of a Redemption Date after            , 100%) and the Redemption Price applicable on the Redemption Date and the denominator of which is the total number of days from but not including the                   preceding the Redemption Date to and including the next succeeding             .  The Company will also pay to each eligible Holder, or make available for payment to each such Holder, on the Redemption Date any additional interest (as set forth on the face hereof) resulting from the payment of such Redemption Price.]

[If applicable insert — The Redemption Price of the Securities of this series either in the event of certain changes in the tax treatment or in an event of default would include, in addition to the face amount of the Security, an amount equal to the Original Issue Discount accrued since the issue date.  Original Issue Discount (the difference between the Issue Price and the Principal Amount at Maturity of the Security), in the period during which a Security of this series remains outstanding, shall accrue at   % per annum, on a semi-annual bond equivalent basis using a 360-day year composed of twelve 30-day months, commencing on the issue date of this Security.]

[If applicable, insert — Notice of redemption will be given by mail to Holders of Securities of this series, not less than 15 days nor more than 60 days prior to the date fixed for redemption, all as provided in the Indenture.  Such notice may at the Company’s option be subject to the satisfaction of one or more conditions precedent, and it may be rescinded or the applicable redemption date delayed in the event that any or all such conditions shall not have been satisfied by the applicable redemption date.  Any conditions precedent shall be described in such notice.]

[If the Security is subject to redemption of any kind, insert — In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.]

[If applicable insert: The Securities are the Company’s unsecured obligations [and will be subordinated in right of payment to all of the Company’s existing and future senior indebtedness (as such term is defined in the [supplemental indenture] [Board Resolution or other document evidencing an Authorization] authorizing this series of Securities)] and effectively subordinated to all existing and future Debt and other liabilities of its subsidiaries.]

[If applicable, insert — The Indenture contains provisions for defeasance at any time of [the entire indebtedness on this Security] [or] [certain restrictive covenants and Events of Default with respect to this Security] [, in each case,] upon compliance with certain conditions set forth in the Indenture.)

[If applicable, insert — Subject to and upon compliance with the provisions of the Indenture, the Holder of this Security is entitled, at his option, at any time after                 , to [convert] [exchange] this Security into [Describe Securities and conversion mechanics].]

[If applicable, insert — In the event of conversion of this Security in part only, a new Security or Securities of this series and of like tenor for the unconverted portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.]

[If the Security is not an Original Issue Discount Security, insert — If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.]

[If the Security is an Original Issue Discount Security, insert — If an Event of Default with respect to Securities of this series shall occur and be continuing, an amount of principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.  Such amount shall be equal to — insert formula for determining the amount.  Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal, premium and interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the applicable issuer’s obligations in respect of the payment of the principal of and interest, if any, on the Securities of this series shall terminate.]

[If applicable, insert — If any deduction or withholding for any present or future taxes, assessments or other governmental charges of Brazil or Austria (or any political subdivision or taxing authority thereof or therein) shall at any time be required by Brazil or Austria (or any such political subdivision or taxing authority) in respect of any amounts to be paid by the Company under the Securities, the Company will pay to the Holder of this Security such additional amounts as may be necessary in order that the net amounts paid to such Holder of such Security who, with respect to any such tax, assessment or other governmental charge, is not resident in Brazil or Austria, after such deduction or withholding, shall be not less than the amounts specified in such Security to which such Holder is entitled (“Additional Amounts”); provided, however, that the Company shall not be required to make any payment of Additional Amounts for or on account of:

(a)                                 any tax, assessment or other governmental charge which would not have been imposed but for (i) the existence of any present or former connection between such Holder or the beneficial owner of the Security of such series (or between a fiduciary, settler, beneficiary, member or shareholder of, or possessor of a power over, such Holder or beneficial owner, if such Holder or beneficial owner is an estate, trust, partnership or corporation) and Brazil or Austria or any political subdivision or territory or possession thereof or area subject to its jurisdiction other than the mere holding of a Security or receipt of payment in respect thereto, including, without limitation, such Holder or beneficial owner (or such fiduciary, settler, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein or (ii) the presentation of a Security of such series (where presentation is required) for payment on a date more than 30 days after the date on which such payment became due  and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(b)                                 any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

(c)                                  any amount required to be deducted or withheld by any Paying Agent from a payment on or in respect of the Security, if such payment can be made without such deduction or withholding by any other Paying Agent and we duly provide for such other Paying Agent to make such payment;

(d)                                 withholding for any taxes, duties, assessments or other governmental charges that are payable otherwise than by deduction or withholding from payments on the Security;

(e)                                  any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure to comply by the Holder or the beneficial owner of the Security of such series with a request of the Company addressed to the Holder (i) to provide information concerning the nationality, residence or identity of the Holder or such beneficial owner or (ii) to make any declaration or other similar claim or satisfy any information or reporting requirements, which, in the case of (i) or (ii), is required or imposed by a statute, treaty, regulation or administrative practice of Brazil or Austria as a precondition to exemption from all or part of such tax, assessment or other governmental charge;

(f)                                         where the Holder would have been able to avoid the tax, levy, deduction or other governmental charge by taking reasonable measures available to such Holder; or

(g)                                        any combination of items (a), (b), (c), (d), (e) and (f) above;

nor shall Additional Amounts be paid with respect to any payment in respect of any Security to any Holder or beneficial owner who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of Brazil or Austria (or any political subdivision or taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such Additional Amounts had it been the Holder or beneficial owner, as the case may be, of such Security.

Unless the context otherwise requires, the Original Securities (as defined in the Indenture) of this series and the Exchange Securities (as defined in the Indenture) of this series shall constitute one series for all purposes under the Indenture, including without limitation, amendments, waivers and redemptions.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected.  The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As set forth in, and subject to, the provisions of the Indenture, no Holder of any Security of this series will have any right to institute any proceeding with respect to the Indenture, this Security or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Outstanding Securities of this series shall have made written request, and offered indemnity or security satisfactory to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in principal of the Outstanding Securities of this series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal [(and premium, if any)], interest or any Additional Amount on this Security on or after the respective due dates expressed herein [If applicable insert — or to a suit instituted by the Holder hereof for the enforcement of the right to convert this Security or receive Securities upon conversion or exchange in accordance with the Indenture].

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed or to convert or exchange this Security as provided in the Indenture.

The Securities of this series are issuable only in registered form without coupons in denominations of           and any integral multiple thereof.  As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.  As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

No service charge shall be made for any such registration of transfer or exchange, but the Company and the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company or the Trustee nor any such agent shall be affected by notice to the contrary.

The Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

[If applicable, insert —

SCHEDULE A

SCHEDULE OF PRINCIPAL AMOUNT

The initial principal amount of this Security shall be U.S.$              .  The following decreases/increases in the principal amount of this Security have been made:

Date of Decrease/Increase	Decrease in Principal Amount	Increase in Principal Amount	Total Principal Amount Following Such Decrease/Increase	Notation Made by or on Behalf of Trustee

Date of Decrease/Increase	Decrease in Principal Amount	Increase in Principal Amount	Total Principal Amount Following Such Decrease/Increase	Notation Made by or on Behalf of Trustee

Section 2.03.                          Form of Legend for Global Securities.

Unless otherwise specified as contemplated by Section 3.01 for the Securities evidenced thereby, every Global Security authenticated and delivered hereunder shall bear a legend in substantially the following form:

THIS CERTIFICATE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. [If applicable, insert — UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO THE ISSUER OR THE TRUSTEE FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN RESPECT THEREOF IS REGISTERED IN THE NAME OF [name of registered holder ], OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO [name of registered holder], OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC),] ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED HOLDER HEREOF, [name of registered holder], HAS A PROPERTY INTEREST IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE HEREIN AND IT IS A VIOLATION OF ITS RIGHTS FOR ANOTHER PERSON TO HOLD, TRANSFER OR DEAL WITH THIS CERTIFICATE.

Section 2.04.                          Form of Trustee’s Certificate of Authentication.

The Trustee’s certificates of authentication shall be in substantially the following form:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred to in the within-mentioned Indenture.

Dated:

Deutsche Bank Trust Company Americas
As Trustee

By:
Authorized Officer

ARTICLE THREE

THE SECURITIES

Section 3.01.                          Amount Unlimited: Issuable in Series.

The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series.  There shall be established in or pursuant to a Board Resolution or other document evidencing an Authorization of the Company and, subject to Section 3.03, set forth, or determined in the manner provided, in an Officers’ Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series, the terms of the Securities of such series, including (as applicable) and without limitation:

(1)                                 the title of the Securities of the series (which shall distinguish the Securities of the series from Securities of any other series);

(2)                                 any limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Sections 3.04, 3.05, 3.06, 9.06 or 11.06 and except for any Securities which, pursuant to Section 3.03, are deemed never to have been authenticated and delivered hereunder) (including any provision for the offering of additional Securities of the series beyond any such limit upon the aggregate principal amount of Securities of such series);

(3)                                 whether the Securities of the series will be issued at par, at a premium or at discount or as an Original Issue Discount Security;

(4)                                 whether the Securities will constitute subordinated obligations of the Company and, if so, the terms of such subordination;

(5)                                 whether the Securities will be secured obligations of the Company;

(6)                                 whether Securities of the series in a form other than as Global Securities, whether any Securities of the series are to be issuable initially as Temporary Regulation S Securities and whether any Securities of the series are to be issuable as Permanent Regulation S Securities and, if so, whether beneficial owners of interests in any such Permanent Regulation S Security may exchange such interests for Securities of such series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in Section 3.05;

(7)                                 the Person to whom any interest on a Security of the series shall be payable, if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest the manner in which, any interest on any Security of the series shall be payable, if other than by wire transfer in same-day funds to the Holder;

(8)                                 the date or dates on which the principal of the Securities of the series is payable;

(9)                                 the rate or rates at which the Securities of the series shall bear interest or the method by which such rate shall be determined, if any, the date or dates from which such interest shall accrue, the Interest Payment Dates on which any such interest shall be payable and the Regular Record Date for any interest payable on any Global Securities on any Interest Payment Date;

(10)                          the place or places where, subject to the provisions of Section 1.01, the principal of and any premium and interest on Securities of the series shall be payable, any Global Securities of the series may be surrendered for registration of transfer, Securities of the series may be surrendered for exchange or conversion and notices and demands to or upon the Company in respect of the Securities of the series and this Indenture may be served;

(11)                          other than with respect to any redemption of Securities pursuant to Section 11.08, the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Company (including the period following the date referred to in Section 11.08) and, if other than by a Board Resolution, the manner in which any election by the Company to redeem the Securities shall be evidenced;

(12)                          other than with respect to any redemption of Securities pursuant to Section 11.08, the obligation, if any, of the Company to redeem or purchase any Securities of the series, if applicable, at the option of a Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(13)                          the terms and conditions for conversion or exchange of Securities into equity securities of the Company (including, if applicable, the rights, preferences and privileges of such equity securities), and the terms of any additional redemption rights of the Company relating to such terms and conditions for conversion or exchange, whether any such equity securities may be evidenced by American Depositary Receipts and whether such security is convertible or exchangeable into another security;

(14)                          the denominations in which any Securities of the series shall be issuable if other than denominations of U.S.$1,000 and any integral multiple thereof;

(15)                          the applicable rate on Defaulted Interest;

(16)                          the currency, currencies or currency units in which payment of the principal of and any premium and interest on any Securities of the series shall be payable if other than the currency of the United States of America and the manner of determining the equivalent thereof in the currency of the United States of America for purposes of the definition of “Outstanding” in Section 1.01;

(17)                          if the amount of principal of or any premium or interest on any Securities of the series may be determined with reference to an index, the manner in which such amounts shall be determined;

(18)                          if the principal of or any premium or interest on any Securities of the series is to be payable, at the election of the Company or a Holder thereof, in one or more currencies or currency units other than that or those in which the Securities of such series are stated to be payable, the currency, currencies or currency units in which the principal of and any premium and interest on Securities of such series as to which such election is made shall be payable, and the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount shall be determined);

(19)                          if other than the principal amount thereof, the portion of the principal amount of Securities of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 5.02;

(20)                          the application, if any, of Sections 13.01, 13.02 or 13.03 or both such Sections to the Securities of the series and, if other than by a Board Resolution, the manner in which any election by the Company to defease such Securities shall be evidenced;

(21)                          if Additional Amounts pursuant to Section 10.10 will not be payable by the Company;

(22)                          if the principal amount payable at the Stated Maturity of any Securities of the series is not determinable as of one or more dates prior to the Stated Maturity, the amount which shall be deemed to be the principal amount of such Securities as of any such date for any other purpose hereunder, including the principal amount thereof which shall be due and payable upon any Maturity other than the Stated Maturity or which shall be deemed to be Outstanding as of any date (or, in any such case, the manner in which such principal amount shall be determined);

(23)                          if applicable, that any Securities of the series shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the respective Depositaries for such Global Securities, the form of any legend or legends which shall be borne by any such Global Security in addition to or in lieu of that set forth in Section 2.03 and, if different from those set forth in Clause (2) of the last paragraph of Section 3.05, any circumstances in which Securities issued upon any exchange may be registered in the name or names of Persons other than the Depositary for such Global Security or a nominee thereof;

(24)                          any addition to or change in the Events of Default which applies to any Securities of the series and any change in the right of the Trustee or the requisite Holders of such Securities to declare the principal amount thereof due and payable pursuant to Section 5.02;

(25)                          any addition to, removal of or change in the covenants set forth in Article Ten which applies to Securities of the series;

(26)                          whether the Securities of the series may be exchanged for Exchange Securities pursuant to an Exchange Offer or otherwise in authorized denominations in exchange for a like principal amount of Original Securities of the same series, all in accordance with the terms of this Indenture and the terms of such security;

(27)                          whether the Securities are Restricted Securities and Regulation S Securities, or SEC Registered Securities;

(28)                          whether Add On Notes will be permitted; and

(29)                          any other terms of the Securities of such series (which terms shall not be inconsistent with the provisions of this Indenture, except as permitted by Section 9.01(5)).

Unless the context otherwise requires, any Original Securities of a series and any Exchange Securities of such series shall constitute one series for all purposes under this Indenture, including without limitation, amendments, waivers or redemptions.

If any of the terms of the Securities of a series are established by action taken pursuant to an Authorization of the Company, a copy of an appropriate record of such action shall be certified by any Authorized Representative, as the case may be, each delivered to the Trustee at or prior to the delivery of the Officers’ Certificate setting forth the terms of the series.

Section 3.02.                          Denominations.

Unless otherwise provided as contemplated by Section 3.01 with respect to any series of Securities, any Securities of a series shall be issuable in minimum denominations of U.S.$1,000 and any integral multiple thereof.

Section 3.03.                          Execution, Authentication, Delivery and Dating.

The Securities shall be executed on behalf of the Company by any Authorized Representative.  The signature of any such Authorized Representative may be manual or facsimile.  Securities bearing the manual or facsimile signatures of individuals who were at any time a proper Authorized Representative shall bind the Company notwithstanding that such individuals or any of them have ceased to hold such positions prior to the authentication and delivery of such Securities or did not hold such positions at the date of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series, executed by the Company to the Trustee for authentication, together with an Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Order shall authenticate and deliver such Securities.

If the forms or terms of the Securities of the series have been established in or pursuant to one or more Authorizations as permitted by Sections 2.01 and 3.01, in authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Opinion of Counsel and Officers’ Certificate stating,

(1)                                 that such forms or terms have been established in conformity with the provisions of this Indenture;

(2)                                 that such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and

(3)                                 that all conditions precedent to the authentication and delivery of the Notes have been complied with.

The Trustee shall have the right to decline to authenticate and deliver any Securities under this Section if the Trustee, being advised in writing by counsel, determines that such action may not lawfully be taken or if the Trustee in good faith shall determine that such action would expose the Trustee to personal liability based upon the written advice of counsel.

The Trustee shall not be required to authenticate the Securities of any series if the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

Notwithstanding the provisions of Section 3.01 and of the preceding paragraph, if all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Officers’ Certificate otherwise required pursuant to Section 3.01 or the Order and Opinion of Counsel otherwise required pursuant to such preceding paragraph at or prior to the time of authentication of each Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued.

Each Security shall be dated the date of its authentication.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.  Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 3.09, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

Section 3.04.                          Outstanding Securities.

(a)                                 Securities outstanding at any time (“Outstanding Securities”) are all Securities authenticated by the Trustee except for those cancelled by it pursuant to Section 3.09 hereof, those delivered to the Trustee for cancellation or surrendered for transfer or exchange, those reductions in the interest in a Global Security effected by the Trustee in accordance with the provisions hereof and those described in this Section 3.04 as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

(b)                                 If a Security is replaced pursuant to Section 3.05, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

(c)                                  If any Paying Agent segregates and holds in trust, in accordance with this Indenture, on a Redemption Date or maturity date money sufficient to pay all principal, premium, interest and Additional Amounts (if any) payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date, such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

Section 3.05.                          Temporary Securities.

Pending the preparation of definitive Securities of any series, the Company may execute, and upon Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued, in registered form and with such appropriate insertions, omissions, substitutions and other variations as the managing directors executing such Securities may determine, as evidenced by their execution of such Securities.  A Temporary Regulation S Security shall be delivered only in compliance with the conditions set forth in Section 3.03 and this Section 3.04.

If temporary Securities of any series are issued, the Company will cause definitive Securities of that series to be prepared without unreasonable delay.  After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Company in a Place of Payment for that series, without charge to the Holder.  Upon surrender for cancellation of any one or more temporary Securities of any series, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor one or more definitive Securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor.

If Temporary Regulation S Securities of any series are issued, any such Temporary Regulation S Security shall, unless otherwise provided therein, be delivered to DTC or its nominee or the Common Depositary, in each case, for the benefit of the Euroclear Operator and Clearstream, Luxembourg, for credit to the respective accounts of the beneficial owners of such Securities (or to such other accounts as they may direct).

Without unnecessary delay but in any event not later than the date specified in, or determined pursuant to the terms of, any such Temporary Regulation S Security of a series (the “Exchange Date”), the Company shall deliver to the Trustee definitive Securities of that series in aggregate principal amount equal to the principal amount of such Temporary Regulation S Security executed by the Company.  On or after the Exchange Date, such Temporary Regulation S Security shall be surrendered by DTC or its nominee or the Common Depositary, as the case may be, to the Trustee, as the Company’s agent for such purpose, to be exchanged, in whole or from time to time in part, for definitive Securities of that series without charge, and the Trustee shall authenticate and deliver, in exchange for each portion of such Temporary Regulation S Security a like aggregate principal amount of definitive Securities of the same series of authorized denominations and of like tenor as the portion of such Temporary Regulation S Security to be exchanged; provided however, that upon such presentation by DTC or its nominee or the Common Depositary, such Temporary Regulation S Security must be accompanied by a certificate dated the Exchange Date or a subsequent date and signed by the Euroclear Operator as to the portion of such Temporary Regulation S Security held for its account then to be exchanged and a certificate dated the Exchange Date or a subsequent date and signed by Clearstream, Luxembourg as to the portion of such Temporary Regulation S Security held for its account then to be exchanged, each in the form set forth in Section 3.15(2).  The definitive Securities to be delivered in exchange for any such Temporary Regulation S Security shall, unless otherwise specified in the Temporary Regulation S Security, be in or in the form of Permanent Regulation S Securities.

Unless otherwise specified in the Temporary Regulation S Security, the interest of a beneficial owner of Securities of a series in a Temporary Regulation S Security shall be exchanged on the Exchange Date for interest in a permanent global registered Security (a “Permanent Regulation S Security”) of the same series and of like tenor unless, on or prior to the Exchange Date, such beneficial owner has not delivered to the Euroclear Operator or Clearstream, Luxembourg, as the case may be, a certificate in the form set forth in Section 3.15(1) dated no earlier than the Certification Date, copies of which certificate shall be available from the office of the Euroclear Operator and Clearstream, Luxembourg, the Trustee, and any Authenticating Agent appointed for such series of Securities and each Paying Agent and after the Exchange Date, the interest of a beneficial owner of Securities of a series in a Temporary Regulation S Security shall be exchanged for an interest in a Permanent Regulation S Security of the same series and of like tenor following such beneficial owner’s delivery to the Euroclear Operator or Clearstream, Luxembourg, as the case may be, of a certificate in the form set forth in Section 3.15(1)dated no earlier than the Certification Date.  Unless otherwise specified in such Temporary Regulation S Security, any such exchange shall be made free of charge to the beneficial owners of such Temporary Regulation S Security.

Until exchanged in full as hereinabove provided, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of the same series and of like tenor authenticated and delivered hereunder, except that, interest payable on a Temporary Regulation S Security on an Interest Payment Date for Securities of such series shall be payable to the Euroclear Operator and Clearstream, Luxembourg on such Interest Payment Date only upon delivery by the Euroclear Operator or Clearstream, Luxembourg to the Trustee of a certificate or certificates in the form set forth in Section 3.15(2), for credit without further interest on or after such Interest Payment Date to the respective accounts of the Persons who are the beneficial owners of such Temporary Regulation S Security on such Interest Payment Date and who have each delivered to the Euroclear Operator or Clearstream, Luxembourg, as the case may be, a certificate in the form set forth in Section 3.15(1).  Any interest so received by the Euroclear Operator and Clearstream, Luxembourg and not paid as herein provided shall be returned to the Trustee immediately prior to the expiration of two years after such Interest Payment Date in order to be repaid to the Company in accordance with Section 10.08.

Section 3.06.                          Registration, Registration of Transfer and Exchange.

(1)                                 The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Registered Securities and of transfers of Registered Securities.  The Trustee is hereby appointed “Security Registrar” for the purpose of registering Registered Securities and transfers of Registered Securities as herein provided.  Such Security Register shall distinguish between Original Securities and Exchange Securities.

Except as otherwise provided in this Section 3.06(1), upon surrender for registration of transfer of a Registered Security of any series at the office or agency in a Place of Payment for that series, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Registered Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount.

Subject to Section 3.06(2), at the option of the Holder, Registered Securities of any series may be exchanged for other Registered Securities of the same series, of any authorized denominations and of a like tenor and aggregate principal amount upon surrender of the Registered Securities to be exchanged at such office or agency.  Whenever any Registered Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Registered Securities which the Holder making the exchange is entitled to receive.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company evidencing the same debt (subject to the provisions, if any, in the Original Securities regarding payment of Special Interest) and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Every Registered Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

In the event that the Company delivers to the Trustee a copy of an Officers’ Certificate certifying that a registration statement under the Securities Act with respect to an Exchange Offer relating to a particular series of Securities, if any such Exchange Offer is contemplated for such series, has been declared effective by the Commission and that the Company has offered Exchange Securities of such series to the Holders in accordance with the Exchange Offer, the Trustee shall exchange, upon request of any Holder, such Holder’s Securities for Exchange Securities upon the terms set forth in the Exchange Offer.

No service charge shall be made for any registration of transfer or exchange of Securities, but the Company and the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Sections 3.04, 9.06 or 11.07 not involving any transfer.

The Company shall not be required (i) to issue, register the transfer of or exchange Registered Securities of any series during a period beginning at the opening of business 15 days before any selection of Securities of that series to be redeemed and ending at the close of business on the day of the mailing of the relevant notice of redemption or (ii) to register the transfer of or exchange any Registered Security so selected for redemption, in whole or in part, except the unredeemed portion of any Security being redeemed in part.

The provisions of Clauses (a), (b), (c) and (d) below shall apply only to registered Global Securities:

(a)                                 Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary designated for such Global Security or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture.

(b)                                 Subject to Clause (d) below, any exchange of a Global Security for other Securities may be made in whole or in part, and all Securities issued in exchange for a Global Security or any portion thereof shall be registered in such names as the Depositary for such Global Security shall direct.

(c)                                  Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof, whether pursuant to this Section, Sections 3.04, 3.06, 9.06 or 11.07 or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Security, unless such Security is registered in the name of a Person other than the Depositary for such Global Security or a nominee thereof.

(d)                                 Except as provided below, owners of beneficial interests in Global Securities will not be entitled to receive Registered Securities in their names (“Certificated Securities”).  Certificated Securities shall be issued to all owners of beneficial interests in a Global Note in exchange for such interests if:

(i)                                     The Depositary notifies the Company that it is unwilling or unable to continue as depositary for such Global Note or the Depositary ceases to be a clearing agency registered under the Exchange Act, at a time when such Depositary is required to be so registered in order to act as depositary, and in each case, and a successor depositary is not appointed by the Company within 90 days of such notice,

(ii)                                  The Depositary executes and delivers to the Trustee and the Security Registrar a written notice stating that such Global Note shall be so exchangeable, or

(iii)                               an Event of Default has occurred and is continuing and the Security Registrar has received a request from the Depositary or the Security Registrar and the Company have received a request from the Trustee.

In connection with the exchange of an entire Global Security for Certificated Securities pursuant to this Clause (d), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and upon receipt of an Order the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Certificated Securities of authorized denominations.

(e)                                  Members of, or participants in, DTC or Euroclear and Clearstream, Luxembourg, as the case may be (“Agent Members”), shall have no rights under this Indenture with respect to any Global Security held on their behalf by DTC or by the Common Depositary under such Global Security, and DTC or the Common Depositary, as the case may be, may be treated by the Company, the Trustee, the Paying Agent and the Security Registrar and any of their agents as the absolute owner of such Global Security for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, the Paying Agent or the Security Registrar or any of their agents from giving effect to any written certification, proxy or other authorization furnished by DTC or the Common Depositary or impair, as between DTC or Euroclear and Clearstream, Luxembourg and their respective Agent Members, the operation of customary practices governing the exercise of the rights of an owner of a beneficial interest in any Global Security.  The registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Securities.

(2)                                 Certain Transfers and Exchanges.

(a)                                 The following provisions shall apply with respect to any proposed transfer of an interest in a Restricted Global Security:  If (i) the owner of a beneficial interest in a Restricted Global Security wishes to transfer such interest (or portion thereof) to a Non-U.S. Person pursuant to Regulation S and (ii) such Non-U.S. Person wishes to hold its interest in the Security through a beneficial interest in the Regulation S Global Security, (x) upon receipt by the Depositary and Security Registrar of:

(i)                                     instructions from the Holder of the Restricted Global Note directing the Depositary and Security Registrar to credit or cause to be credited a beneficial interest in the Regulation S Global Security equal to the principal amount of the beneficial interest in the Restricted Global Security to be transferred, and

(ii)                                  a Restricted Securities Certificate in the form of Annex B from the transferor,

and (y) subject to the rules and procedures of the Depositary, the Depositary and Security Registrar shall increase the Regulation S Global Security and decrease the Restricted Global Security by such amount in accordance with the foregoing.

(b)                                 If the owner of an interest in a Regulation S Global Security wishes to transfer such interest (or any portion thereof) to a “qualified institutional buyer” as defined by and pursuant to Rule 144A prior to the expiration of the Restricted Period therefor, (x) upon receipt by the Depositary and Security Registrar of:

(i)                                     instructions from the Holder of the Regulation S Global Security directing the Depositary and Security Registrar to credit or cause to be credited a beneficial interest in the Restricted Global Note equal to the principal amount of the beneficial interest in the Regulation S Global Security to be transferred, and

(ii)                                  a Restricted Securities Certificate in the form of Annex B duly executed by the transferor,

and (y) in accordance with the rules and procedures of the Depositary, the Depositary and Security Registrar shall increase the Restricted Global Security and decrease the Regulation S Global Security by such amount in accordance with the foregoing.

(c)                                  Other Transfers.  Any transfer of Restricted Securities or Regulation S Securities not described above (other than a transfer of a beneficial interest in a Global Security that does not involve an exchange of such interest for a Certificated Security or a beneficial interest in another Global Security, which must be effected in accordance with applicable law and the rules and procedures of the Depositary, but is not subject to any procedure required by this Indenture) shall be made only upon receipt by the Security Registrar of such opinions of counsel, certificates and/or other information reasonably required by and satisfactory to it in order to ensure compliance with the Securities Act or in accordance with paragraph (3) of this Section 3.06.

(3)                                 Securities Act Legends.  Rule 144A Securities and their Successor Securities shall bear a Restricted Securities Legend, and Initial Regulation S Securities and their Successor Securities shall bear a Regulation S Legend, subject to the following:

(a)                                 subject to the following Clauses of this Section 3.06(3), a Security or any portion thereof which is exchanged, upon registration of transfer or otherwise, for a Registered Global Security or any portion thereof shall bear the Securities Act legend borne by such Registered Global Security while represented thereby;

(b)                                 subject to the following Clauses of this Section 3.06(3), a new Registered Security which is issued in exchange for another Security or any portion thereof, upon registration of transfer or otherwise, shall bear the Securities Act legend borne by such other Security, provided that, if such new Registered Security is required to be issued in the form of a Restricted Security, it shall bear a Restricted Securities Legend and, if such new Registered Security is so required to be issued in the form of a Regulation S Security, it shall bear a Regulation S Legend;

(c)                                  any SEC Registered Securities shall not bear a Securities Act legend;

(d)                                 after the applicable restricted period prescribed by Rule 144(d) under the Securities Act, a new Registered Security which does not bear a Securities Act legend may be issued in exchange for or in lieu of a Registered Security or any portion thereof which bears such a legend if the Trustee has received an Unrestricted Securities Certificate, satisfactory to the Trustee and duly executed by the Holder of such legended Security or his attorney duly authorized in writing, and after such date and receipt of such certificate, the Trustee shall authenticate and deliver such a new Registered Security in exchange for or in lieu of such other Registered Security as provided in this Article Three;

(e)                                  a new Registered Security which does not bear a Securities Act legend may be issued in exchange for or in lieu of a Registered Security or any portion thereof which bears such a legend if, in the Company’s judgment, placing such a legend upon such new Security is not necessary to ensure compliance with the registration requirements of the Securities Act, and the Trustee, at the direction of the Company, shall authenticate and deliver such a new Security as provided in this Article Three; and

(f)                                   notwithstanding the foregoing provisions of this Section 3.06(3), a Successor Security of a Security that does not bear a particular form of Securities Act legend shall not bear such form of legend unless the Company has reasonable cause to believe that such Successor Security is a “restricted security” within the meaning of Rule 144 under the Securities Act, in which case the Trustee, at the direction of the Company, shall authenticate and deliver a new Security bearing a Restricted Securities Legend in exchange for such Successor Security as provided in this Article Three.

Section 3.07.                          Paying Agent to Hold Money in Trust.

(a)                                 The Company hereby acknowledges and confirms that it is and at all times shall remain absolutely and unconditionally obligated to pay all amounts due and owing hereunder, as the same shall become due and owing. All payments of principal, premium and interest required to be made by the Company hereunder (including any Additional Amounts) shall be made in U.S. dollars, pursuant to the terms hereof, by the Company to the Paying Agent to the extent appointed hereunder or to the Trustee by 3:00 p.m. (New York City time) on each the Business Day prior to each Interest Payment Date, Redemption Date, purchase date, Change of Control Payment Date or maturity date on any Securities, unless otherwise provided for in this Indenture. The Paying Agent shall hold in trust, for the benefit of the Holders or the Trustee, all money held by such Paying Agent for the payment of principal, premium or interest on the Securities. The Company at any time may require the Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by it. Upon complying with this Section 3.07, the Paying Agent shall have no further liability for the money delivered to the Trustee.

(b)                                 The receipt by the Paying Agent or the Trustee from the Company of each payment of principal, interest and/or other amounts due in respect of the Securities in the manner specified herein and on the date on which such amount of principal, interest and/or other amounts are then due, shall be valid and effective to satisfy and discharge all the obligations of the Company herein and under the Securities to make such payment to the Holders on the due date thereof.

Section 3.08.                          Mutilated, Destroyed, Lost and Stolen Securities.

If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series and of like tenor and principal amount bearing a number not contemporaneously outstanding, appertaining to the surrendered Security.

If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a protected purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same series and of like tenor and principal amount bearing a number not contemporaneously outstanding.

Notwithstanding the provisions of the previous two paragraphs, in case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee connected therewith).

Every new Security of any series issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and any such new Security shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 3.09.                          Payment of Interest; Interest Rights Preserved.

Except as otherwise provided as contemplated by Section 3.01 with respect to any series of Securities, interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid, in the case of definitive Registered Securities, to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest and, at the option of the Company, may be paid by check mailed to the address of the Person as it appears in the Security Register or, in the case of Global Securities, by wire transfer of same-day funds to the Holder.

Any interest on any Registered Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (1) or (2) below:

(1)                                 The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner.  The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted interest as in this Clause provided.  Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest, which shall be not more than 15 days and not less than ten days prior to the date of the proposed payment and not less than ten days after the receipt by the Trustee of the notice of the proposed payment.  The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given to each Holder of Securities of such series in the manner set forth in Section

1.06, not less than ten days prior to such Special Record Date.  Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

(2)                                 The Company may make payment of any Defaulted interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section and Section 3.05, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such predecessor Security.

Section 3.10.                          Persons Deemed Owners.

Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and any premium and (subject to Sections 3.04, 3.05 and 3.07) any interest on such Security, and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Section 3.11.                          Cancellation.

All Securities surrendered for payment, redemption, registration of transfer or exchange or conversion shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it.  The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered shall be promptly canceled by the Trustee.  No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section, except as expressly permitted by this Indenture.  All canceled Securities held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures unless otherwise directed by an Order.

Section 3.12.                          Computation of Interest.

Except as otherwise specified as contemplated by Section 3.01 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 3.13.                          CUSIP or ISIN Numbers.

The Company in issuing the Securities may use “CUSIP” or “ISIN” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” or “ISIN” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Company shall promptly notify the Trustee in writing of any change in the CUSIP or ISIN numbers.

Section 3.14.                          Open Market Purchases. .

The Company or any of its Affiliates may at any time purchase Securities in the open market or otherwise at any price.

Section 3.15.                          Add On Notes.

Unless otherwise provided pursuant to Section 3.01, the Company may, from time to time, subject to compliance with any other applicable provisions of this Indenture, without the consent of the Holders, create and issue pursuant to this Indenture additional notes (“Add On Notes”) having terms and conditions identical to those of any other series of Outstanding Securities issued under this Indenture, except that Add On Notes:

(1)                                 may have a different issue date from such other series of Outstanding Securities;

(2)                                 may have a different amount of interest payable on the first Interest Payment Date after issuance than is payable on such other series of Outstanding Securities;

(3)                                 may have terms specified pursuant to the Board Resolution or other document evidencing an Authorization or in a supplemental indenture for such Add On Notes making appropriate adjustments to the terms of this Indenture applicable to such Add On Notes in order to conform to and ensure compliance with the Securities Act (or other applicable securities laws) and any Registration Rights Agreement applicable to such Add On Notes, which are not adverse in any material respect to the Holder of any such series of Outstanding Securities (other than such Add On Notes); and

(4)                                 may be entitled to Step-Up interest not applicable to such other series of Outstanding Securities and may not be entitled to such Step-Up interest applicable to such other series of Outstanding Securities.

Section 3.16.                          Forms of Certification.

(1)                                 Whenever any provision of this Indenture contemplates that certification be given by a beneficial owner of a portion of the Temporary Regulation S Security, such certification shall be provided substantially in the form of the following certificate, with only such changes as shall be approved by the Company:

CERTIFICATE

SUZANO AUSTRIA GMBH

Company

[Title of Securities]

This is to certify that as of the date hereof, and except as set forth below, the above-captioned Securities held by you for our account (i) are owned by person(s) that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source (“United States person(s)”), (ii) are owned by United States person(s) that (a) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-l2(c)(l)(v)) (“financial institutions”) purchasing for their own account or for resale, or (b) acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise the Company or its agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) are owned by United States or foreign financial institutions for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)) and, in addition, if the owner of the Securities is a United States or foreign financial institution described in Clause (iii) above (whether or not also described in Clause (i) or (ii)) this is to further certify that such financial institution has not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

As used herein, “United States” means the United States of America (including the States and the District of Columbia); and its “possessions” include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

We undertake to advise you by tested telex if the above statement is not correct on the date on which you intend to submit your certificate relating to such Securities to the Trustee, and in the absence of any such notification it may be assumed that this certificate applies as of such date.

This certificate excepts and does not relate to U.S.$    of which interest in the above Securities in respect of which we are not able to certify and as to which we understand exchange and delivery of definitive Securities cannot be made until we do so certify.

We understand that this certificate is required in connection with certain tax laws of the United States.  In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceedings.

Dated:

By:
As, or as agent for,
the beneficial owner(s) of
the Securities to which this
certificate relates”;

(2)                                 Whenever any provision of this Indenture contemplates that certification be given by DTC (or its nominee), the Euroclear Operator or Clearstream, Luxembourg in connection with the exchange of a Temporary Regulation S Security for a Permanent Regulation S Security, such certification shall be provided substantially in the form of the following certificate, with only such changes as shall be approved by the Company:

CERTIFICATION

SUZANO AUSTRIA GMBH

Company

[Title of Securities]

(the “Securities”)

This is to certify that, based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organizations appearing in our records as persons being entitled to a portion of the principal amount set forth below (our “Member Organizations”) substantially to the effect set forth in the Indenture dated as of January 24, 2020,        principal amount of the above-captioned Securities (i) is owned by Persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source (“United States persons”), (ii) is owned by United States persons that (a) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section l.165-12(c)(1)(v) (“financial institutions”)) purchasing for their own account or for resale, or (b) acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution has agreed, on its own behalf or through its agent, that we may advise the Company or its agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the

Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) is owned by United States or foreign financial institutions for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7))), and to the further effect that United States or foreign financial institutions described in Clause (iii) above (whether or not also described in Clause (i) or (ii)) have certified that they have not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a Person within the United States or its possessions.

As used herein, “United States” means the United States of America (including the States and the District of Columbia); and its “possessions” include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

We further certify (i) that we are not making available herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) any portion of the Temporary Regulation S Security excepted in such certifications and (ii) that as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any portion of the part submitted herewith for exchange (or, if relevant, exercise of any rights or collection of any Interest) are no longer true and cannot be relied upon as of the date hereof.

We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws in the United States.  In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

Dated:

Yours faithfully,

THE DEPOSITARY TRUST COMPANY

or

EUROCLEAR BANK S.A./N.V.,
as operator of the Euroclear
System

or

Clearstream Banking,
société anonyme, Luxembourg

By:
Name:
Title:

ARTICLE FOUR

SATISFACTION AND DISCHARGE

Section 4.01.                          Satisfaction and Discharge of Indenture.

This Indenture and the Securities of any series shall upon Order of the Company cease to be of further effect (except as to any surviving rights of registration of transfer or exchange or conversion of such Securities herein expressly provided for, and any right to receive Additional Amounts as provided in Section 10.05) with respect to any series of Securities, and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to such series of Securities and the Securities of such series, when

(1)                                 either

(a)                                 all Securities of such series theretofore authenticated and delivered (other than (i) Securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06 and (ii) Securities of such series for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.08) have been delivered to the Trustee for cancellation; or

(b)                                 all Securities of such series not theretofore delivered to the Trustee for cancellation

(i)                                     have become due and payable, or

(ii)                                  will become due and payable at their Stated Maturity within one year, or

(iii)                               are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose money in an amount sufficient to pay and discharge the entire indebtedness on such Securities for principal and any premium and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(2)                                 the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(3)                                 the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture with respect to any series of Securities, the obligations of the Company to the Trustee under Section 6.07, the obligations of the Company to any Authenticating Agent under Section 6.14 and, if money shall have been deposited with the Trustee pursuant to Subclause (B) of Clause (l) of this Section, the obligations of the Trustee under Section 4.02 and the last paragraph of Section 10.08 shall survive.

Section 4.02.                          Application of Trust Money.

Subject to the provisions of the last paragraph of Section 10.08, all money deposited with the Trustee pursuant to Section 4.01 shall be held in trust (without liability to the Holders for interest or investment) and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and any premium and interest for whose payment such money has been deposited with or received by the Trustee.

Section 4.03.                          Repayment to Company.

(a)                                 The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or Securities held by them at any time.

(b)                                 Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal and interest and Additional Amounts, if any, that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look only to the Company and not to the Trustee or the Paying Agent for payment as general creditors.

ARTICLE FIVE

REMEDIES

Section 5.01.                          Events of Default.

“Event of Default,” wherever used herein with respect to the Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

1.                                      The Company shall fail to make any payment in respect of principal on any of the Securities of the series whether on the Stated Maturity (as the same may be extended as permitted hereunder), upon redemption or prior to the Maturity or otherwise in accordance with the terms of the Securities of the series and this Indenture, non-payment of which shall continue for a period of 7 calendar days and the Trustee shall not have otherwise received such amounts from amounts on deposit, from Suzano under Section 12.01 or otherwise by the end of such 7 calendar day period;

2.                                      The Company shall fail to make any payment in respect of any interest or other amounts due on or with respect to the Securities of the series (including Additional Amounts, if any) in accordance with the terms of the Securities of such series and this Indenture, non-payment of which shall continue for a period of 30 calendar days and the Trustee shall not have otherwise received such amounts from amounts on deposit, from Suzano under Section 12.01 or otherwise by the end of such 30 calendar day period;

3.                                      The Company, or Suzano in case of a series of Securities guaranteed by Suzano, shall fail to perform, or breach, any term, covenant, agreement or obligation in respect of the Securities of the series issued under this Indenture or in a Supplemental Indenture , and such failure (other than any failure to make any payment under Section 12.01, for which there is no cure) is either incapable of remedy or continues for a period of 60 calendar days after there has been received by the Company or Suzano from the Trustee or the Holders of at least 25% in principal amount of the Outstanding Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;

4.                                      The maturity of any Debt of the Company or Suzano or any Material Subsidiary thereof in a total aggregate principal amount of U.S.$75,000,000 or more is accelerated in accordance with the terms of that Debt, it being understood that prepayment or redemption by the Company or Suzano or any Material Subsidiary thereof of any Debt is not acceleration for this purpose;

5.                                      One or more final and non-appealable judgments or orders for the payment of money are rendered against the Company, Suzano or any of its Subsidiaries and are not paid or discharged, and there is a period of 60 consecutive days following entry of the final and non-appealable judgment or order that causes the aggregate amount for all such final and non-appealable judgments or orders outstanding and not paid or discharged against all such Persons to exceed U.S.$75,000,000 or the equivalent thereof at the time of determination (in excess of amounts which Suzano’s insurance carriers have agreed to pay under applicable policies) during which a stay of enforcement, by reason of a pending appeal or otherwise, is not in effect;

6.                                      Proceedings are initiated against the Company or Suzano or any Material Subsidiary thereof under any applicable bankruptcy, reorganization, insolvency, moratorium or intervention law or law with similar effect, or under any other law for the relief of, or relating to, debtors, and any such proceeding is not dismissed or stayed within 60 days after the entering of such proceeding, or an administrator, receiver, administrador judicial, liquidator, custodian, trustee, manager, fiduciary, statutory manager, intervener or assignee for the benefit of creditors (or other similar official) is appointed to take possession or control of, or a distress, execution, attachment or sequestration or other process is levied, enforced upon, sued out or put in force against, all or any material part of the undertaking, property, assets or revenues of the Company or Suzano or any Material Subsidiary thereof and is not dismissed or stayed within 60 days;

7.                                      The Company or Suzano or any Material Subsidiary thereof commences voluntarily or consents to judicial, administrative or other proceedings relating to it under any applicable bankruptcy, reorganization, insolvency, moratorium or intervention law or law with similar effect, or under any other law for the relief of, or relating to, debtors, or makes or enters into any composition, recuperação judicial or extrajudicial or other similar arrangement with its creditors, or appoints or applies for the appointment of an administrator, receiver, administrador judicial, liquidator, custodian, trustee, manager, fiduciary, statutory manager, intervener or assignee for the benefit of creditors (or other similar official) to take possession or control of the whole or any material part of its undertaking, property, assets or revenues, or takes any judicial, administrative or other similar proceeding under any law for a readjustment or deferment of its Debt or any part of it;

8.                                      the Guarantee ceases to be in full force and effect, other than in accordance with the terms of this Indenture, or Suzano denies or disaffirms its obligations under the Guarantee;

9.                                      Any event occurs that under the laws of any relevant jurisdiction has substantially the same effect as any of the events referred to in any of paragraphs (5), (6)or (7) of this Section 5.01; and

10.                               all or substantially all of the undertaking, assets and revenues of the Company, Suzano or any of its Subsidiaries that is a Material Subsidiary is condemned, seized or otherwise appropriated by any Person acting under the authority of any national, regional or local government or the Company, Suzano or any of its Subsidiaries that is a Material Subsidiary is prevented by any such Person for a period of 60 consecutive days or longer from exercising normal control over all or substantially all of its undertaking, assets and revenues.

Section 5.02.                          Acceleration of Maturity; Rescission and Annulment.

If an Event of Default (other than an Event of Default specified in Section 5.01(6) or 5.01(7) with respect to Securities of any series at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of such series may declare the principal amount (or, if any of the Securities of that series are Original Issue Discount Securities, such portion of the principal amount of such Securities as may be specified in the terms thereof) of all of the Securities of such series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable.  If an Event of Default specified in Section 5.01(6) or 5.01(7) with respect to Securities of any series at the time Outstanding occurs, the principal amount of all the Securities of that series (or, if any Securities of that series are Original Issue Discount Securities, such portion of the principal amount of such Securities as may be specified by the terms thereof) shall automatically and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable.

At any time after such a declaration of acceleration with respect to Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities of that series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

(1)                                 the Company has paid or deposited with the Trustee a sum sufficient to pay:

(a)                                 all overdue interest on all Securities of that series,

(b)                                 the principal of (and premium and Additional Amounts, if any, on) any Securities of that series which have become due otherwise than by such declaration of acceleration and any interest thereon at the rate or rates prescribed therefor in such Securities,

(c)                                  to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Securities, and

(d)                                 all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and all other amounts due to the Trustee under Section 6.07; and

(2)                                 all Events of Default with respect to Securities of that series, other than the non-payment of the principal of Securities of that series which has become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 5.03.                          Collection of Debt and Suits for Enforcement by Trustee.

The Company covenants that if:

(1)                                 default is made in the payment of any interest or payment of any additional interest or Additional Amounts on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

(2)                                 default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof and such default continues for a period of 7 days,

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable, including Additional Amounts, on such Securities for principal and any premium and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and premium and on any overdue interest, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and all amounts due the Trustee under Section 6.07.

If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 5.04.                          Trustee May File Proofs of Claim.

In case of any judicial proceeding relative to the Company (or any other obligor upon the Securities), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders of that series of Securities and the Trustee allowed in any such proceeding.  In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder of that series of Securities to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders of that series of Securities, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee under Section 6.07.

No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Security any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder of a Security in any such proceeding provided, however, that the Trustee may, on behalf of the Holders of Securities, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ or other similar committee.

Section 5.05.                          Trustee May Enforce Claims Without Possession of Securities.

All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee under Section 6.07, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

Section 5.06.                          Application of Money Collected.

Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or any premium or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST:  To the payment of all amounts due to the Trustee under Section 6.07;

SECOND:  To the payment of the amounts then due and unpaid for principal of and any premium and interest and any Additional Amounts on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and any premium and interest, respectively; and

THIRD:  To the payment of the balance, if any, to the Company.

Section 5.07.                          Limitation on Suits.

No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, the Securities or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(1)                                 such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of such series;

(2)                                 the Holders of not less than 25% in principal amount of the Outstanding Securities of such series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3)                                 such Holder or Holders have offered to the Trustee indemnity or security satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

(4)                                 the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5)                                 no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of that series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

Section 5.08.                          Unconditional Right of Holders to Receive Principal, Premium and Interest and to Convert.

Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and any premium and (subject to Sections 3.04, 3.05 and 3.07) interest and any Additional Amounts on such Security on the respective Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and, if such Security is convertible or exchangeable, to convert or exchange such Security in accordance with this Indenture and to institute suit for the enforcement of such right to convert or to receive Securities upon conversion and such rights shall not be impaired without the consent of such Holder.

Section 5.09.                          Restoration of Rights and Remedies.

If the Trustee or any Holder of any Security has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders of Securities shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 5.10.                          Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Securities is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.11.                          Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article or by law to the Trustee or to the Holders of Securities may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders of Securities, as the case may be.

Section 5.12.                          Control by Holders of Securities.

The Holders of a majority in principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series, provided that

(1)                                 such direction shall not be in conflict with any rule of law or with this Indenture,

(2)                                 the Trustee may take any other action deemed necessary by the Trustee which is not inconsistent with such direction, and

(3)                                 the Trustee need not follow any such direction if doing so would in its reasonable discretion either involve it in personal liability or be unduly prejudicial to Holders of Securities not joining in such direction.

Section 5.13.                          Waiver of Past Defaults.

Subject to Section 5.02, the Holders of not less than a majority in principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series waive any past default hereunder with respect to such series of the Company and its consequences, except a default

(1)                                 in the payment of the principal of or any premium, interest or Additional Amounts on any Security of such series of the Company, or

(2)                                 in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected, or

(3)                                 in the conversion or exchange of any Security of such series of such Company and the delivery of Securities upon conversion.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 5.14.                          Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess reasonable costs, including reasonable attorney’s fees and expenses, against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company, in any suit instituted by the Trustee, in any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities of any series, or in any suit instituted by any Holder of any Security for the enforcement of the payment of the principal of or any premium or interest on any Security on or after the Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date) or for the enforcement of any right to convert such Security pursuant to this Indenture.

Section 5.15.                          Waiver of Stay, Extension or Usury Laws.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture.  The Company hereby expressly waives (to the extent that it may lawfully do so) all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE SIX

THE TRUSTEE

Section 6.01.                          Certain Duties and Responsibilities.

The duties, responsibilities, rights, benefits and protections of the Trustee shall be as specifically set forth in this Indenture and the Trust Indenture Act and no implied covenants or obligations shall be read into this Indenture against the Trustee, except as otherwise required by the Trust Indenture Act.

Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate security or indemnity against such risk or liability is not reasonably assured to it.  Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

(a)                                 Except during the continuance of an Event of Default:

(i)                                     the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)                                  in the absence of gross negligence on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. Notwithstanding the foregoing, the Trustee shall examine such certificates and opinions to determine whether or not they conform on their face to the requirements of this Indenture (but need not, and is under no obligation to, confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(b)                                 Following the occurrence and continuance of an Event of Default, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(c)                                  The Trustee may not be relieved from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:

(i)                                     This Section 6.01(c) does not limit the effect of Section 6.01(a);

(ii)                                  the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts; and

(iii)                               the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.12.

(d)                                 Every provision of this Indenture that in any way relates to the Trustee is subject to Section 6.01(a), (b) and (c).

(e)                                  The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company or Suzano.

(f)                                   Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)                                  No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity and/or security against such risk or liability is not reasonably assured to it.

(h)                                 Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.01.

Section 6.02.                          Notice of Defaults.

If a Trust Officer of the Trustee has actual written notice of an Event of Default with respect to Securities of any series, the Trustee shall give the Holders of Securities of such series notice of such Event of Default as and to the extent provided by the Trust Indenture Act; provided, however, that in the case of any default of the character specified in Section 5.01(3) with respect to Securities of such series, no such notice to such Holders shall be given until at least 90 days after the occurrence thereof.

Section 6.03.                          Certain Rights of Trustee.

Subject to the provisions of Section 6.01:

(a)                                 Subject to Section 6.01 hereof, the Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document but may, in its discretion, make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company and Suzano, personally or by agent or attorney at the sole cost of and upon a ten-day prior written notice to the Company or Suzano, as the case may be, and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(b)                                 Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate and/or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.

(c)                                  The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)                                 The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or gross negligence.

(e)                                  The Trustee may consult with counsel appointed with due care and the advice or Opinion of Counsel of such counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or such opinion of such counsel.

(f)                                   In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(g)                                  The Trustee shall not be deemed to have notice of any Default or Event of Default (other than a payment default under Section 5.01(1) or Section 5.01(2) unless a Trust Officer of the Trustee has received written notice of any event which is in fact such a default at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

(h)                                 The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(i)                                     The Trustee may request that Suzano and the Company deliver an Officers’ Certificate setting forth the names of the individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(j)                                    The obligations of each agent, custodian and other Person employed to act hereunder are several and not joint. In acting hereunder and in connection with the Securities, such agent, custodian or Person shall act solely as an agent of the Company and will not assume any obligations towards, or relationship of agency or trust for, any of the Securityholders.

(k)                                 The Trustee may conclusively rely and shall be fully protected in acting or refraining to act based upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(l)                                     The Trustee shall not be bound to make any investigation into the facts or matters stated in any Officer’s Certificate, Opinion of Counsel, or any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, appraisal, bond, debenture, note, coupon, security other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company.

(m)                             In the event the Trustee receives inconsistent or conflicting requests and indemnity from two or more groups of Holders, each representing less than the requisite majority in aggregate principal amount of the Securities then outstanding, pursuant to the provisions of this Indenture, the Trustee, in its sole discretion, may determine what action, if any, shall be taken and shall be held harmless and shall not incur any liability for its failure to act until such inconsistency or conflict is, in its opinion, resolved, and absent willful misconduct or gross negligence, none of the Trustee, Security Registrar or Paying Agent shall be liable for acting in good faith on instructions believed by them to be genuine and from the proper party.

(n)                                 The Trustee shall have no duty to inquire as to the performance of the covenants contained herein and shall be entitled to assume that the Company, Suzano and any Subsidiaries are in compliance with the terms of this Indenture.

(o)                                 The Trustee shall not have any obligation or duty to monitor, determine or inquire as to compliance, and shall not be responsible or liable for compliance with restrictions on transfer, exchange, redemption, purchase or repurchase, as applicable, of minimum denominations imposed under this Indenture or under applicable law or regulation with respect to any transfer, exchange, redemption, purchase or repurchase, as applicable, of any interest in any Securities, but may at its sole discretion, choose to do so.

(p)                                 The permissive rights of the Trustee to take the actions permitted by this Indenture will not be construed as an obligation or duty to do so.

(q)                                 The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any Holders, unless such Holders shall have provided to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(r)                                    The Trustee shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Trustee (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

Section 6.04.                          Not Responsible for Recitals or Issuance of Securities.

The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness.  The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities.  Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of the Securities or the proceeds thereof.

Section 6.05.                          May Hold Securities.

The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 6.08 and 6.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

Section 6.06.                          Money Held in Trust.

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law.  The Trustee shall be under no liability for interest on or investment of any money received by it hereunder except as otherwise agreed in writing with the Company.

Section 6.07.                          Compensation and Reimbursement.

The Company agrees:

(1)                                 to pay to the Trustee from time to time such compensation as shall be agreed in writing from time to time for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2)                                 except as otherwise expressly provided herein, to reimburse the Trustee upon its written request for all reasonable fees, costs, indemnities, expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except to the extent that any such fees, costs, indemnities, expenses, disbursements or advances may be attributable to its gross negligence or willful misconduct; and

(3)                                 to fully indemnify the Trustee and any predecessor Trustee and their agents for, and to hold it harmless against, any and all loss, liability, damages, claims or expense arising out of or in connection with the acceptance or administration of the trust or trusts hereunder and the performance of its duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder except to the extent that any such loss, liability or expense may be attributable to its gross negligence or willful misconduct.

The Trustee shall have a Lien prior to the Holders of Securities to payment of amounts due it under this Section 6.07 from funds held by the Trustee hereunder.  “Trustee” for purposes hereof includes any predecessor trustee, but the gross negligence of any trustee shall not affect the rights of any other trustee hereunder.

If the Trustee incurs expenses or renders services after the occurrence of an Event of Default specified in Sections 5.01(6), 5.01(7), 5.01(8) or 5.01(9), the reasonable expenses and the compensation for the services will be intended to constitute expenses of administration under Title 11 of the United States Bankruptcy Code or any other applicable law.

The provisions of this Section shall survive the resignation or removal of the Trustee, the repayment of the Securities and the termination of this Indenture.

Section 6.08.                          Conflicting Interests.

If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

For this purpose, the Trustee shall not be deemed to have a conflicting interest by reason of being Trustee for the Securities of any series and Trustee for the Securities of any other series.

Section 6.09.                          Corporate Trustee Required; Eligibility.

There shall at all times be one and only one Trustee hereunder with respect to the Securities of each series which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least U.S.$50,000,000 and its Corporate Trust Office in the Borough of Manhattan, The City of New York, New York.  If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time the Trustee with respect to the Securities of any series shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 6.10.                          Resignation and Removal; Appointment of Successor.

(1)                                 No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.11.

(2)                                 The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company.  If the instrument of acceptance by a successor Trustee required by Section 6.11 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(3)                                 The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee and to the Company.  The Trustee so removed may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee if no successor Trustee has been appointed within 30 days of such removal.

(4)                                 If at any time:

(a)                                 the Trustee shall fail to comply with Section 6.08 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(b)                                 the Trustee shall cease to be eligible under Section 6.09 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(c)                                  the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company may remove by Board Resolution the Trustee with respect to all Securities, or (ii) subject to Section 5.14, any Holder of a Security who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

(5)                                 If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Company shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 6.11.

If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 6.11, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company.  If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders of Securities of such series and accepted appointment in the manner required by Section 6.11, any Holder of a Security who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(6)                                 The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series to all Holders of Securities of such series in the manner provided in Section 1.06.  Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

Section 6.11.                          Acceptance of Appointment by Successor.

(1)                                 In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to each of the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

(2)                                 In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series of the Company, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series of the Company shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (i) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (ii) if the retiring Trustee is not retiring with respect to all

Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (iii) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

(3)                                 Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (1) and (2) of this Section, as the case may be.

(4)                                 No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

Section 6.12.                          Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.  In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

Section 6.13.                          Preferential Collection of Claims Against Company.

The Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act.

A Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent indicated.

Section 6.14.                          Appointment of Authenticating Agent.

The Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon original issue and upon exchange, registration of transfer or partial conversion, exchange or partial redemption thereof or pursuant to Section 3.06, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder.  Any such appointment shall be evidenced by an instrument in writing signed by a Responsible Officer of the Trustee and a copy of which shall be promptly furnished to the Company.  Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent.  Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than U.S.$50,000,000 and subject to supervision or examination by Federal or State authority.  If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company.  The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company.  Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give notice of such appointment in the manner provided in Section 1.06 to all Holders of Securities of the series with respect to which such Authenticating Agent will serve.  Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent.  No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.

If an appointment with respect to one or more series is made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Deutsche Bank Trust Company Americas
As Trustee

If all of the Securities of a series may not be originally issued at one time, and if the Trustee does not have an office capable of authenticating Securities upon original issuance located in a Place of Payment where the Company wishes to have Securities of such series

By
As Authenticating Agent

authenticated upon original issuance, the Trustee, if so requested by the Company in writing (which writing need not comply with Section 1.02 and need not be accompanied by an Opinion of Counsel), shall appoint in accordance with this Section an Authenticating Agent having an office in the Place of Payment designated by the Company with respect of such series of Securities.

ARTICLE SEVEN

HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY

Section 7.01.                          Company to Furnish Trustee Names and Addresses of Holders.

The Company will furnish or cause to be furnished to the Trustee:

(1)                                 semi-annually, if interest is paid semi-annually, or quarterly, if interest is paid quarterly, not later than 15 days after each Regular Record Date in each year or, if interest is paid annually, not later than 15 days after each Regular Record Date and the date six months subsequent to such Regular Record Date, a list, in such form as the

Trustee may reasonably require, as to the names and addresses of the Holders of Securities as of such Regular Record Date, and

(2)                                 at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided, that, for so long as the Trustee shall be Security Registrar, no such list shall be required to be furnished.

Section 7.02.                          Preservation of Information; Communications to Holders.

(1)                                 The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders of Securities contained in the most recent list furnished to the Trustee as provided in Section 7.01 and the names and addresses of Holders of Securities received by the Trustee in its capacity as Security Registrar.  The Trustee may destroy any list furnished to it as provided in Section 7.01 upon receipt of a new list so furnished.

(2)                                 The rights of the Holders of Securities to communicate with other Holders of Securities with respect to their rights under this Indenture or under the Securities, and the corresponding rights and privileges of the Trustee, shall be as provided by the Trust Indenture Act.

(3)                                 Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of any of them shall be held accountable solely by reason of any disclosure of information as to names and addresses of Holders of Securities made pursuant to the Trust Indenture Act.

Section 7.03.                          Reports by Trustee.

(1)                                 On or about each July 15 following the date hereof, the Trustee shall transmit to Holders of Securities such reports, if any, dated as of the preceding May 15 is concerning the Trustee and its actions under this Indenture as may be required pursuant to Section 3.13(a) of the Trust Indenture Act in the manner provided pursuant to Section 3.13(c) thereof.  The Trustee shall also transmit to Holders of Securities such reports, if any, as may be required pursuant to Section 3.13(b) of the Trust Indenture Act at the times and in the manner provided pursuant thereto and to Section 3.13(c) thereof.

(2)                                 A copy of each such report shall, at the time of such transmission to Holders of Securities, be filed by the Trustee with each stock exchange upon which any Securities are listed, with the Commission and with the Company.  The Company will promptly notify the Trustee when any Securities are listed on any stock exchange.

Section 7.04.                          Reports by Company.

The Company shall file with the Trustee and the Commission, and transmit to Holders of Securities, such information, documents and other reports, including financial information and statements and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission.   For purposes of this Section 7.04, as long as the financial statements or reports are publicly available and accessible electronically by the Trustee, the filing or electronic publication of such financial statements or reports shall comply with the Company’s obligation to deliver such statements and reports to the Trustee hereunder. The Company shall provide the Trustee with prompt written notification at such time that the Company becomes or ceases to be a reporting company. The Trustee shall have no obligation to determine if and when the Company’s financial statements or reports are publicly available and accessible electronically.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice (other than with respect to notice of an Event of Default pursuant to Section 10.02 hereof) of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 7.05.                          Calculation of Original Issue Discount.

With respect to each series treated for U.S. federal income tax purposes as issued with original issue discount, the Company shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on Outstanding Securities of such series as of the end of such year and (ii) such other reasonably requested information, if any, relating to such original issue discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time.  The Trustee shall not be obligated to recalculate, recompute or reconfirm such calculation.

ARTICLE EIGHT

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 8.01.                          Limitation on Consolidation, Merger, Sale or Conveyance.

The Company will not, in one or a series of transactions, consolidate or amalgamate with or merge into any corporation or convey, lease, spin-off or transfer substantially all of its properties, assets or revenues to any Person (other than a direct or indirect

Subsidiary of Suzano) or permit any Person (other than a direct or indirect Subsidiary of the Company) to merge with or into it unless such consolidation, amalgamation, merger, lease, spin off or transfer of assets does not violate any provision of Austrian financial regulatory laws, and:

(1)                                 either the Company is the continuing entity or the Person (the “Successor Company”) formed by the consolidation or into which the Company is merged or that acquired (through a transfer of assets, a spin-off or otherwise) or leased the property or assets of the Company will assume (jointly and severally with the Company unless the Company will have ceased to exist as a result of that merger, consolidation or amalgamation), by a supplemental indenture, all of the Company’s obligations under the Indenture;

(2)                                 the Successor Company (jointly and severally with the Company unless the Company will have ceased to exist as part of the merger, consolidation or amalgamation) agrees to indemnify each Holder against any tax, assessment or governmental charge thereafter imposed on the Holder solely as a consequence of the consolidation, merger, conveyance, spin-off, transfer or lease with respect to the payment of principal of, or interest on the Securities;

(3)                                 immediately after giving effect to the transaction, no Event of Default, and no Default has occurred and is continuing; and

(4)                                 the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that such merger, consolidation, sale, spin-off, transfer or other conveyance or disposition and the amendment to this Indenture complies with the terms of this Indenture and that all conditions precedent provided for herein and relating to such transaction have been complied with.

Notwithstanding anything to the contrary in the foregoing, so long as no Default or Event of Default shall have occurred and be continuing at the time of such proposed transaction or would result therefrom and such transaction would not violate any provision of Austrian financial regulatory laws:

(1)                                 the Company may merge, amalgamate or consolidate with or into, or convey, transfer, spin-off, lease or otherwise dispose of all or substantially all of its properties, assets or revenues to a direct or indirect Subsidiary of the Company or Suzano in cases when the Company is the surviving entity in such transaction and such transaction would not have a material adverse effect on the Company and its Subsidiaries taken as a whole, it being understood that if the Company is not the surviving entity, the Company shall be required to comply with the requirements set forth in the previous paragraph;

(2)                                 any direct or indirect Subsidiary of the Company may merge or consolidate with or into, or convey, transfer, spin-off, lease or otherwise dispose of assets to, any person (other than the Company or any of its Subsidiaries or Affiliates) in cases when such transaction would not have a material adverse effect on the Company and its Subsidiaries taken as a whole;

(3)                                 any direct or indirect Subsidiary of the Company may merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of assets to, any direct or indirect Subsidiary of the Company or Suzano; or

(4)                                 any direct or indirect Subsidiary of the Company may liquidate or dissolve if the Company determines in good faith that such liquidation or dissolution is in the best interests of Suzano, and would not result in a material adverse effect on the Company and its Subsidiaries taken as a whole and if such liquidation or dissolution is part of a corporate reorganization of the Company or Suzano.

Section 8.02.                          Successor Substituted.

Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 8.01, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to and be substituted for and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, as the case may be, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

ARTICLE NINE

SUPPLEMENTAL INDENTURES

Section 9.01.                          Supplemental Indentures Without Consent of Holders.

Without the consent of any Holders of Securities, the Company, when authorized by or pursuant to a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(1)                                 to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities, to evidence the full and unconditional guarantee by another Person, as provided in Section 8.01 hereof, or to add another Company to this Indenture for future issuances; or

(2)                                 to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company; or

(3)                                 to add any additional Events of Default for the benefit of the Holders of all or any series of Securities (and if such additional Events of Default are to be for the benefit of less than all series of Securities, stating that such additional Events of Default are expressly being included solely for the benefit of such series); or

(4)                                 to add to or to change any of the provisions of this Indenture to permit or facilitate the issuance of Securities in uncertificated form, provided that any such action shall not adversely affect the Interest of the Holders of Securities of any series in any material respect; or

(5)                                 to provide for any guarantee of any series of Securities, to secure any of the series of Securities or to confirm and evidence the release, termination or discharge of any guarantee of or Lien securing the Securities when such release, termination or discharge is permitted by this Indenture; or

(6)                                 to add to, change or eliminate any of the provisions of this Indenture in respect of one or more series of Securities, provided that any such addition, change or elimination (i) shall neither (A) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (B) modify the rights of the Holder of any such Security with respect to such provision or (ii) shall become effective only when there is no such Security Outstanding; or

(7)                                 to establish the form or terms of Securities of any series, each as permitted by Section 2.01 and Section 3.01; or

(8)                                 to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 6.11(2); or

(9)                                 to reduce the conversion price of the Securities of any series other than pursuant to this Indenture; or

(10)                          to cure any ambiguity, defect or inconsistency; or

(11)                          to provide for or confirm the issuance of additional Securities; or

(12)                          to make any change to conform the provisions contained herein, in any supplemental indenture or in the Securities of any series or the related Guarantee, to the description of the notes and the guarantee contained in the related prospectus, prospectus supplement or similar offering document; or

(13)                          to make any change that does not adversely affect the rights of the Holders of Securities of any series in any material respect.

Section 9.02.                          Supplemental Indentures with Consent of Holders.

With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series affected by such supplemental indenture, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

(1)                                 change the Stated Maturity of the principal of or any installment of principal of or interest or premium on any Security or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change any obligation of the Company to pay Additional Amounts pursuant to Section 10.10 (except as contemplated by Section 8.01(1) and permitted by Section 9.01(1)), or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.02, or the coin or currency in which, any Security or any premium or interest thereon is payable, or modify or affect in any manner adverse to the interests of the Holders of Securities of any series the conversion or exchange rights of such Securities, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date) or of any such right of conversion or exchange, or

(2)                                 reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

(3)                                 modify any of the provisions of this Section or Section 5.13, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; provided, however, that this Clause shall not be deemed to require the consent of any Holder of a Security with respect to changes in the references to “the Trustee” and concomitant changes in this Section and Section 10.09, or the deletion of this proviso, in accordance with the requirements of Section 6.11(2) and Section 9.01(7).

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the right under this Indenture of the Holders of Securities of any other series.

It shall not be necessary for any Act of Holders of Securities under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 9.03.                          Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel each stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent herein and in the Securities to such execution have been satisfied.  The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 9.04.                          Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby, except as otherwise expressed therein.

Section 9.05.                          Conformity with Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

Section 9.06.                          Reference in Securities to Supplemental Indentures.

Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture.  If the Company shall so determine, new Securities at any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and such securities may be authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.

Section 9.07.                          Substitution of the Company.

(a)                                 Notwithstanding any other provision contained in this Indenture, (i) the Company may, without the consent of any Holder (and by purchasing any Securities, each Holder expressly consents to the provisions of this Section 9.07), be substituted by (i)

Suzano or (ii) any Wholly-Owned Subsidiary of Suzano as principal debtor in respect of the Securities (in each case, in such capacity, the “Successor Company”); provided that the following conditions are satisfied:

(i)                                     such documents shall be executed by the Successor Company, the Company, Suzano and the Trustee as may be necessary to give full effect to the substitution, including (i) a supplemental indenture under which the Successor Company assumes all of the Company’s obligations under this Indenture and the Securities and, unless Suzano’s then existing Guarantee remains in full force and effect, substitute guarantee issued by Suzano in respect of the Securities and (ii) a Subsidiary guarantee by the Company (collectively, the “Company Substitution Documents”) and (without limiting the generality of the foregoing) pursuant to which the Successor Company shall undertake in favor of each Holder to be bound by the terms and conditions of the Securities and the provisions of this Indenture as fully as if the Successor Company had been named in the Securities and this Indenture as the principal debtor in respect of the Securities and the Company shall unconditionally and irrevocably guarantee in favor of each Holder the payment of all sums payable by the Successor Company as such principal debtor on the same terms mutatis mutandis as the Securities;

(ii)                                  without limiting the generality of Section 9.07(a)(i), the Company Substitution Documents shall contain covenants by the Successor Company (i) to ensure that each Holder has the benefit of a covenant in terms corresponding to the obligations of the Company in respect of the payment of Additional Amounts set forth in Section 10.10 of this Indenture, with the substitution of the references to Austria with references to the jurisdiction of organization of the Successor Company; and (ii) to indemnify each Holder and beneficial owner of the Securities against all taxes or duties (a) which arise by reason of a law or regulation in effect or contemplated on the effective date of the substitution, which may be incurred or levied against such Holder or beneficial owner of the Securities as a result of the substitution pursuant to the conditions set forth in this Section 9.07 and which would not have been so incurred or levied had such substitution not been made and (b) which are imposed on such Holder or beneficial owner of the Securities by any political subdivision or taxing authority of any country in which such Holder or beneficial owner of the Securities resides or is subject to any such tax or duty and which would not have been so imposed had the substitution not been made;

(iii)                               the Successor Company shall have delivered, or caused the delivery, to the Trustee of an Opinion of Counsel in the jurisdiction of organization of the Successor Company, Austria, Brazil and Luxembourg, to the effect that the Company Substitution Documents, this Indenture, the Securities and the Guarantee constitute legal, valid and binding obligations of the Successor Company, enforceable against the Successor Company in accordance with their terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity) and other specified legal matters, such Opinion of Counsel to be dated not more than five days prior to the date of succession of the Company by the Successor Company;

(iv)                              the Successor Company shall have delivered, or caused the delivery, to the Trustee of an Opinion of Counsel from New York counsel reasonably satisfactory to the Trustee, to the effect that (i) the Company Substitution Documents this Indenture, the Securities and the Guarantee constitute legal, valid and binding obligations of the Successor Company and the Guarantor parties thereto under the law of the State of New York, enforceable against such parties in accordance with their terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity), and (ii) no consent, approval, authorization or order of any U.S. federal or New York State court or governmental agency or regulatory body is required for the consummation of the transactions contemplated by the Company Substitution Documents and compliance with the terms thereof by each of the Successor Company, Suzano and the Guarantor, except as may be required by U.S. state securities laws, such Opinion of Counsel to be dated not more than five days prior to the date of succession of the Company by the Successor Company;

(v)                                 the Successor Company shall have delivered, or caused the delivery, to the Trustee of an Officer’s Certificate as to compliance with the provisions of this Indenture, including those provisions described under this Section 9.07;

(vi)                              the Successor Company shall have appointed a process agent in the Borough of Manhattan, in the City of New York to receive service of process on its behalf in relation to any legal action or proceedings arising out of or in connection with the Securities, this Indenture and the Company Substitution Documents;

(vii)                           no Event of Default shall have occurred and be continuing;

(viii)                        such substitution shall comply with all applicable requirements under the laws of the jurisdiction of organization of the Successor Company, Austria, Brazil and Luxembourg for the purpose of such substitution.

(b)                                 Upon the execution of the Company Substitution Documents, any substitute guarantee and compliance with the other conditions set forth in Section 9.07(a) hereof, (i) the Successor Company shall be deemed to be named in the Securities as the principal debtor in place of the Company, (ii) the Securities shall thereupon be deemed to be amended to give effect to such succession, and (iii) any reference in this Indenture to the Company shall from then on be deemed to refer to the Successor Company and any reference to the country in which the Company is domiciled or resident for taxation purposes shall from then on be deemed to refer to the country of domicile or residence for taxation purposes of the Successor Company.

(i)                                     The Company Substitution Documents shall be delivered to and held by the Trustee for so long as any Securities remain outstanding and for so long as any claim may be made against the Successor Company or the Company by any Holder in respect of the Securities or the Company Substitution Documents shall not have been finally adjudicated, settled or discharged. The Successor Company and the Company shall acknowledge in the Company Substitution Documents the right of every Holder to the production of the Company Substitution Documents for the enforcement of any of the Securities, this Indenture or the Company Substitution Documents.

(ii)                                  Not later than 10 Business Days after the execution of the Company Substitution Documents, the Successor Company shall give notice thereof to the Holders. Notice of any such substitution shall be published in accordance with Section 1.05, 1.06 and 1.07.

(iii)                               Notwithstanding any other provision of this Indenture, Suzano (unless it is the Successor Company) shall promptly execute and deliver any documents or instruments, including any substitute guarantee and a legal opinion of internationally recognized Brazilian, Luxembourg and Austrian counsel that may be required, or that the Trustee may reasonably request, to ensure that the Suzano’s Guarantee shall continue in full force and effect for the benefit of the Holders and beneficial owners of the Securities following the succession pursuant to this Article IX.

ARTICLE TEN

COVENANTS

Section 10.01.                   Payment of Principal and Interest.

The Company covenants and agrees for the benefit of Holders of each series of Securities that it will duly and punctually pay the principal of and any premium and interest and other amounts (including any Additional Amounts) on the Securities of that series in accordance with the terms of the Securities of that series and this Indenture. The Guarantor shall duly and punctually pay any amounts owed by it under its Guarantee in accordance with the terms of the Securities and this Indenture.

Section 10.02.                   Maintenance of Office or Agency.

So long as the Securities of any series are Outstanding, the Company and the Guarantor will maintain in the Borough of Manhattan in The City of New York, an office or agency where Securities may be presented or surrendered for payment, where notices to and demands upon the Company or the Guarantor in respect of this Indenture and the Securities of that series may be served. The Company or the Guarantor shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  The Corporate Trust Office of the Trustee shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes.  If at any time the Company shall fail to maintain any required office or agency or shall fail to furnish the Trustee with the address thereof, all presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company and the Guarantor may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve either the Company or the Guarantor of its obligation to maintain an office or agency in the State of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 10.03.                   Maintenance of Corporate Existence .

The Company and the Guarantor will (i) maintain in effect its corporate existence and all registrations necessary therefor except as otherwise permitted by Article Eight and (ii) take all reasonable actions to maintain all rights, privileges, titles to property, franchises, concessions and the like necessary or desirable in the normal conduct of its business, activities or operations; provided, however, that this Section 10.03 shall not require the Company or the Guarantor to maintain any such right, privilege, title to property or franchise, if the Company’s or the Guarantor’s Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company or the Guarantor, and that the loss thereof is not disadvantageous in any material respect to the Holders; provided further that this Section 10.03 does not prohibit any transaction otherwise permitted by Section 8.01.

Section 10.04.                   Ranking.

Each of the Company and the Guarantor will ensure that the Securities of each series will at all times constitute general senior, unsecured and unsubordinated obligations of the Company and the Guarantor, as applicable, and will rank pari passu, without any preferences among themselves, with all of its other present and future unsecured and unsubordinated obligations (other than obligations preferred by statute or by operation of law).

Section 10.05.                   Statement by Managing Directors as to Default.

The Company (and each other obligor on the Securities of any series) will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof (which, unless the Trustee is notified otherwise, shall be December 31), an Officers’ Certificate, stating whether or not to the best knowledge of the signers thereof there is an Event of Default in connection with the performance and observance of any of the terms, provisions and conditions of this Indenture and, if there is such an Event of Default by the Company (or any such obligor), specifying all such Events of Default and the nature and status thereof of which they may have knowledge.

Section 10.06.                   Provision of Financial Statements and Reports.

In the event that the Company files any financial statements or reports with the SEC or publishes or otherwise makes such statements or reports publicly available in Austria, the United States or elsewhere, the Company will furnish a copy of the statements or reports to the Trustee within 15 calendar days of the date of filing or the date the information is published or otherwise made publicly available. For purposes of this Section 10.06, as long as the financial statements or reports are publicly available and accessible electronically by the Trustee, the filing or electronic publication of such financial statements or reports shall comply with the Company’s obligation to deliver such statements and reports to the Trustee hereunder.  The Company shall provide the Trustee with prompt written notification at such time that the Company becomes or ceases to be a reporting company.   The Trustee shall have no obligation to determine if and when the Company’s financial statements or reports are publicly available and accessible electronically.

The Company will provide, together with each of the financial statements delivered pursuant to this Section, an Officers’ Certificate stating (A) that a review of the Company’s activities has been made during the period covered by such financial statements with a view to determining whether the Company has kept, observed, performed and fulfilled its covenants and agreements under this Indenture and (B) that no Event of Default has occurred during such period or, if one or more have actually occurred, specifying all such events and what actions have been taken and will be taken with respect to such Event of Default.

Delivery of these reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of any of those will not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 10.07.                   Appointment to Fill a Vacancy in Office of Trustee.

The Company or the Guarantor, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint in the manner provided in Section 6.10, a successor Trustee, so that there shall at all times be a Trustee with respect to the Securities.

Section 10.08.                   Payments and Paying Agents.

The Company will, prior to 3:00 p.m., New York City time, on the Business Day preceding any payment date of the principal of or interest on any series of Securities or other amounts (including Additional Amounts), deposit with the Trustee a sum sufficient to pay such principal, interest or other amounts (including Additional Amounts) so becoming due.

All payments will be subject in all cases to any applicable tax, fiscal or other laws and regulations in any jurisdictions, but without prejudice to the provisions of Section 10.10. For the purposes of the preceding sentence, the phrase “applicable tax, fiscal or other laws and regulations” will include any obligation on the Company to withhold or deduct from a payment pursuant to Section 1471(b) of the Internal Revenue Code of 1986, as amended, or otherwise imposed pursuant to Sections 1471 through 1474 of the Internal Revenue Code of 1986, as amended, any regulations thereunder or official interpretations thereof or any law implementing an intergovernmental approach thereto (collectively, “FATCA”).

Whenever the Company shall appoint a Paying Agent other than the Trustee with respect to any series of Securities, it will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section:

(1)                                 that it will hold all sums received by it as such agent for the payment of the principal of or interest on any Securities (whether such sums have been paid to it by or on behalf of the Company or by any other obligor on the Securities) in trust for the benefit of the Holders or of the Trustee;

(2)                                 that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Securities) to make any payment of the principal of or interest on any series of Securities (including Additional Amounts) and any other payments to be made by or on behalf of the Company under this Indenture or the Securities when the same shall be due and payable; and

(3)                                 that it will pay any such sums so held in trust by it to the Trustee upon the Trustee’s written request at any time during the continuance of the failure referred to in Clause (2) above.

The Trustee shall arrange with all such Paying Agents for the payment, from funds furnished by the Company to the Trustee pursuant to this Indenture, of the principal of and interest and other amounts due on the Securities (including Additional Amounts).

If the Company shall act as its own Paying Agent with respect to any series of Securities, it will, on or before each due date of the principal of or interest on such series of Securities, set aside, segregate and hold in trust for the benefit of the Holders of such series of Securities a sum sufficient to pay such principal or interest (including Additional Amounts) so becoming due.  The Company will promptly notify the Trustee of any failure to take action.

Anything in this Section 10.08 to the contrary notwithstanding, the Company may at any time, for the purpose of obtaining a satisfaction and discharge with respect to any series of Securities hereunder, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust for such series of Securities by the Company or any Paying Agent hereunder, as required by this Section, such sums to be held by the Trustee upon the trusts herein contained.

Anything in this Section 10.08, to the contrary notwithstanding, the agreements to hold sums in trust as provided in this Section are subject to the provisions of Section 4.02.

The Company agrees to indemnify the Holders against any failure on the part of any Paying Agent to pay, in accordance with the terms hereof, any sum due in respect of any series of Securities on the applicable payment date.

Section 10.09.                   Waiver of Certain Covenants.

Except as otherwise specified as contemplated by Section 3.01 for Securities of such series, the Company and the Guarantor may, with respect to the Securities of any series, omit in any particular instance to comply with any term, provision or condition set forth in any covenant provided pursuant to Section 3.01(23), 9.02(2) or 9.01(6) for the benefit of the Holders of Securities of such series or any term, provision or condition set forth in an indenture supplemental hereto, if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities of such series shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the Guarantor and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.  The Company or the Guarantor shall provide the Trustee with written notification upon the waiver of any covenant.

Section 10.10.                   Additional Amounts.

Unless otherwise specified in any Board Resolution of the Company or indenture supplemental hereto establishing the terms of Securities of a series in accordance with Section 3.01, if any deduction or withholding for any present or future taxes, levies, assessments or other governmental charges of the Taxing Jurisdiction (or any political subdivision or taxing authority thereof or therein) shall at any time be required by the Taxing Jurisdiction (or any such political subdivision or taxing authority) in respect of any amounts to be paid by the Company of principal of or interest on a Security of any series, the Company will pay to the Holder of a Security of such series such additional amounts as may be necessary in order that the net amounts paid to such Holder of such Security, after such deduction or withholding, shall be not less than the amounts specified in such Security to which such Holder is entitled (“Additional Amounts”); provided, however, that the Company shall not be required to make any payment of Additional Amounts in connection with any tax, levy, deduction or other governmental charge that is imposed due to any of the following:

(1)                                 such Holder has a connection with the Taxing Jurisdiction other than merely holding the Securities or receiving principal or interest payments on the Securities (such as citizenship, nationality, residence, domicile, or existence of a business, a permanent establishment, a dependent agent, a place of business or a place of management present or deemed present within the Taxing Jurisdiction);

(2)                                 any tax imposed on, or measured by, net income;

(3)                                 such Holder fails to comply with any certification, identification or other reporting requirements concerning its nationality, residence, identity or connection with the Taxing Jurisdiction, if such compliance is required by applicable law, regulation, administrative practice or treaty as a precondition to exemption from all or a part of the tax, levy, deduction or other governmental charge;

(4)                                 such Holder fails to present (where presentation is required) its Security within 30 calendar days after the Company has made available to such Holder a payment under the Securities and this Indenture, provided that the Company will pay Additional Amounts which a Holder would have been entitled to had the Security owned by such Holder been presented on any day (including the last day) within such 30 calendar day period;

(5)                                 any estate, inheritance, gift, value added, Financial Transactions Tax, use or sales taxes or any similar taxes, assessments or other governmental charges;

(6)                                 where the Holder would have been able to avoid the tax, levy, deduction or other governmental charge by taking reasonable measures available to such Holder; or

(7)                                 any combination of items (1), (2), (3), (4), (5) and (6) above.

Subject to the foregoing provisions, whenever in this Indenture there is mentioned, in any context, the payment of the principal of or any premium or interest on, or in respect of, any Security of any series or the net proceeds received on the sale or exchange of any Security of any series, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this Section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section and express mention of the payment of Additional Amounts (if applicable) in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

If the terms of the Securities of a series established as contemplated by Section 3.01 do not specify that Additional Amounts pursuant to the Section will not be payable by the Company, at least ten days prior to the first Interest Payment Date with respect to that series of Securities (or if the Securities of that series will not bear interest on or prior to Maturity, the first day on which a payment of principal and any premium is made), and at least ten days prior to each date of payment of principal and any premium or interest if there has been any change with respect to the matters set forth in the below-mentioned Officers’ Certificate, the Company will furnish the Trustee and the Company’s principal Paying Agent or Paying Agents, if other than the Trustee, with an Officers’ Certificate instructing the Trustee and such Paying Agent or Paying Agents whether such payment of principal of and any premium or interest on the Securities of that series shall be made to Holders of Securities of that series without withholding for or on account of any tax, assessment or other governmental charge described in the Securities of that series.  If any such withholding shall be required, then such Officers’ Certificate shall specify the amount, if any, required to be withheld on such payments to such Holders of

Securities and the Company will pay to the Trustee or such Paying Agent or Paying Agents the Additional Amounts required by this Section.  The Company covenants to indemnify each of the Trustee and any Paying Agent for, and to hold each of them harmless against, any reasonable loss, liability or expense arising out of or in connection with actions taken or omitted by any of them in reliance on any Officers’ Certificate furnished pursuant to this Section, except to the extent that any such loss, liability or expense is due to its own gross negligence or willful misconduct.

The Company shall promptly pay when due any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies that are imposed by a Taxing Jurisdiction that arise from any payment under the Securities or under any other document or instrument referred herein or therein or from the execution, delivery, enforcement or registration of each Security or any other document or instrument referred to herein or therein.  The Company shall indemnify and make whole the Holders of the Securities for any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies payable by the Company as provided in this paragraph paid by such Holder of the Securities.  As provided in Section 10.08, all payments in respect of any Securities of a series will be made subject to any withholding or deduction required pursuant to FATCA, and we will not be required to pay any Additional Amounts on account of any such deduction or withholding required pursuant to FATCA.

Section 10.11.                   Limitation on Liens

Unless otherwise specified in any Board Resolution of the Guarantor or indenture supplemental hereto establishing the terms of Securities of a series in accordance with Section 3.01, so long as any relevant Security of a series remains Outstanding, the Guarantor shall not, and shall not permit any Subsidiary to, directly or indirectly, incur or permit to exist any Lien securing the payment of Debt on any of its properties or assets, whether owned at the Issue Date or thereafter acquired, other than Permitted Liens, without effectively providing that the Securities or the Guarantee, as applicable, are secured equally and ratably with (or, if the obligation to be secured by the Lien is subordinated in right of payment to the Securities or any Guarantee, prior to) the obligations so secured for so long as such obligations are so secured.

Section 10.12.                   Limitation on Transactions with Affiliates.

(a)                           Upon request, the Guarantor shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into, renew or extend any transaction or arrangement including the purchase, sale, lease or exchange of property or assets, or the rendering of any service with any Affiliate of the Guarantor (a “Related Party Transaction”), except upon fair and reasonable terms no less favorable to the Guarantor or its Subsidiaries than could be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate of the Guarantor.

(b)                           In any Related Party Transaction or series of Related Party Transactions with an aggregate value in excess of US$20,000,000 (or the equivalent thereof at the time of determination), the Guarantor shall first deliver to the Trustee an Officer’s Certificate to the effect that such transaction or series of related transactions are on fair and reasonable terms no less favorable to the Guarantor or such Subsidiary than could be obtained in a comparable arm’s-length transaction and is otherwise compliant with the terms of this Indenture.

(c)                            Neither Section 10.12(a) nor Section 10.12(b) shall apply to:

(i)                                     any transaction between the Guarantor and any of its Subsidiaries or between or among Subsidiaries of the Guarantor;

(ii)                                  any transaction between the Guarantor or any of its Subsidiaries, on the one hand, and any joint venture, on the other, on market terms;

(iii)                               the payment of reasonable and customary regular fees to directors of the Guarantor who are not employees of the Guarantor;

(iv)                              any issuance or sale of Equity Interests of the Guarantor (other than Disqualified Stock);

(v)                                 transactions or payments (including loans and advances) pursuant to any employee, officer or director compensation or benefit plans, customary indemnifications or arrangements entered into in the ordinary course of business;

(vi)                              transactions pursuant to agreements in effect on the Issue Date and described in the Offering Memorandum, as amended, modified or replaced from time to time so long as the amended, modified or new agreements, taken as a whole, are no less favorable to the Guarantor and its Subsidiaries than those in effect on the date of this Indenture;

(vii)                           any Sale and Leaseback Transaction otherwise permitted under Section 10.14 if such transaction is on market terms;

(viii)                        transactions with customers, clients, distributors, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and on market terms;

(ix)                              the provision of administrative services to any joint venture on substantially the same terms provided to or by Subsidiaries of the Guarantor; and

(x)                                 any guarantee or security granted by an affiliate of the Guarantor in favor of the Guarantor or any of its Subsidiaries on market terms.

Section 10.13.                   Repurchase at the Option of the Holders Upon Change of Control.

(a)                           Upon the occurrence of a Change of Control that results in a Rating Decline, each Holder shall have the right to require the Company to repurchase all or any part (equal to U.S.$1,000 and any integral multiples in excess thereof) of that Holder’s Securities pursuant to a Change of Control Offer.

No such purchase in part shall reduce the outstanding principal amount of the Securities held by any Holder to below U.S.$1,000. In the Change of Control Offer, the Company or Suzano shall offer a Change of Control Payment.

(b)                           Within 30 days following any Change of Control that results in a Rating Decline, the Company or Suzano shall make a Change of Control Offer by notice to each Holder in accordance with the provisions of Section 1.06, stating:

(i)                                     that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder’s Securities in exchange for its respective portion of the Change of Control Payment;

(ii)                                  an expiration date (the “Expiration Date”) not less than 30 days or more than 60 days after the date of the Change of Control Offer;

(iii)                               the Change of Control Payment and the Change of Control Payment Date;

(iv)                              information concerning the business of Suzano and its Subsidiaries, including the relevant facts regarding such Change of Control, which the Company in good faith believes shall enable the Holders to make an informed decision with respect to the Change of Control Offer; and

(v)                                 the instructions, as determined by the Company, consistent with this Section 10.13, that a Holder must follow in order to have its Securities repurchased.

(c)                            Holders electing to have a Security repurchased shall be required to surrender the Security, with an appropriate form duly completed, to the exchange agent at the address specified in the notice at least three Business Days prior to the Change of Control Payment Date. Holders shall be entitled to withdraw their election if each of the Trustee and the Company receives not later than one Business Day prior to the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for repurchase by the Holder and a statement that such Holder is withdrawing his election to have such Security repurchased. Holders whose Securities are purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

(d)                           On the Change of Control Payment Date, the Company or Suzano shall, to the extent lawful:

(i)                                     accept for payment all Securities or portions of Securities properly tendered and not validly withdrawn pursuant to the Change of Control Offer;

(ii)                                  deposit with the Trustee or Paying Agent an amount equal to the Change of Control Payment in respect of all Securities or portions of Securities properly tendered and not validly withdrawn; and

(iii)                               deliver or cause to be delivered, if applicable, to the Trustee for cancellation the Securities properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Securities or portions of Securities being purchased by the Company or Suzano.

(e)                            The Trustee or any Paying Agent shall promptly deliver to each Holder of Securities properly tendered the Change of Control Payment for such Securities, and the Trustee shall promptly authenticate and deliver (or cause to be transferred by book entry) to each Holder a new Security equal in principal amount to any unpurchased portion of the Securities surrendered, if any; provided that each new Security shall be in a principal amount of U.S.$1,000 or any integral multiple in excess thereof. A Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder. The Company or Suzano shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(f)                             Notwithstanding the foregoing, neither the Company nor Suzano shall be required to make a Change of Control Offer upon a Change of Control if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements, set forth in this Indenture, that are applicable to a Change of Control Offer made by the Company or Suzano, and such third party purchases all Securities properly tendered and not withdrawn under the Change of Control Offer or (ii) notice of redemption for all Outstanding Securities has been given pursuant to Section 1.06, unless and until there is a default in payment of the applicable redemption price.

(g)                            The Company and Suzano shall comply, to the extent applicable, with the requirements of Rule 14e-1 of the Exchange Act and any other applicable securities laws or regulations in connection with the repurchase of Securities pursuant to this Section 10.13. To the extent that the provisions of any applicable securities laws or regulations conflict with provisions of this Section 10.13, each of the Company and Suzano shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 10.13by virtue of its compliance with such securities laws or regulations.

(h)                           Notwithstanding anything to the contrary contained in this Section 10.13, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

Section 10.14.                   Limitation on Sale and Leaseback Transactions.

Suzano shall not, and shall not permit any Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any Property unless Suzano or such Subsidiary would be entitled to create a Lien on such Property or asset securing such Attributable Debt without equally and ratably securing the Securities pursuant to Section 10.11, in which case, the corresponding Lien shall be deemed incurred pursuant to those provisions.

Section 10.15.                   Currency Rate Indemnity.

(a)                           Unless otherwise specified in any Board Resolution of the Company or indenture supplemental hereto establishing the terms of Securities of a series in accordance with Section 3.01, the Company shall (to the extent lawful) indemnify the Trustee and the Holders of such Securities and keep them indemnified against:

(i)                                     in the case of nonpayment by the Company of any amount due to the Trustee, on behalf of the Holders of such Securities, under the Indenture any loss or damage incurred by any of them arising by reason of any variation between the rates of exchange used for the purposes of calculating the amount due under a judgment or order in respect thereof and those prevailing at the date of actual payment by the Company; and

(ii)                                  any deficiency arising or resulting from any variation in rates of exchange between (i) the date as of which the local currency equivalent of the amounts due or contingently due under the Indenture or in respect of such Securities is calculated for the purposes of any bankruptcy, insolvency or liquidation of the Company, and (ii) the final date for ascertaining the amount of claims in such bankruptcy, insolvency or liquidation.  The amount of such deficiency shall be deemed not to be increased or reduced by any variation in rates of exchange occurring between the said final date and the date of any bankruptcy, insolvency or liquidation or any distribution of assets in connection therewith.

(b)                           The Company agrees that, if a judgment or order given or made by any court for the payment of any amount in respect of its obligations hereunder is expressed in a currency (the “Judgment Currency”) other than the currency in which any Security or any premium or interest thereon is payable (the “Denomination Currency”), it will indemnify the relevant Holder and the Trustee against any deficiency arising or resulting from any variation in rates of exchange between the date at which the amount in the Denomination Currency is notionally converted into the amount in the Judgment Currency for the purposes of such judgment or order and the date of actual payment thereof.

(c)                            The above indemnities shall constitute separate and independent obligations of the Company from its obligations under the Indenture, will give rise to separate and independent causes of action, will apply irrespective of any indulgence granted from time to time and will continue in full force and effect notwithstanding any judgment or the filing of any proof or proofs in any bankruptcy, insolvency or liquidation of the Company for a liquidated sum or sums in respect of amounts due under the Indenture or the Securities of a series.

ARTICLE ELEVEN

REDEMPTION OF SECURITIES

Section 11.01.                   Applicability of Article.

Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 3.01 for Securities of any series) in accordance with this Article.

Section 11.02.                   Election to Redeem; Notice to Trustee.

The election of the Company to redeem any Securities of any series or issuance shall be evidenced by a Board Resolution.  In case of any redemption at the election of the Company of all or less than all the Securities of any series (including any such redemption affecting only a single Security), the Company shall, at least 30 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be reasonably satisfactory to the Trustee), notify the Trustee of such Redemption Date, of the principal amount of Securities of such series to be redeemed and, if applicable, of the tenor of the Securities to be redeemed.  In the case of any redemption of Securities (i) prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture or (ii) pursuant to an election of the Company which is subject to a condition specified in the terms of the Securities, the Company shall furnish the Trustee with an Officers’ Certificate evidencing compliance with such restriction.

Section 11.03.                   Selection by Trustee of Securities to Be Redeemed.

If less than all the Securities of any series are to be redeemed (unless all of the Securities of such series and of a specified tenor are to be redeemed or unless such redemption affects only a single Security), the particular Securities to be redeemed shall be selected less than 61 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series not previously called for redemption, in accordance with the then current rules and procedures of the applicable Depositary, provided that the unredeemed portion of the principal amount of any Security shall be in an authorized denomination which shall not be less than the minimum authorized denomination for such Security.  The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amounts thereof to be redeemed.

The provisions of the preceding paragraph shall not apply with respect to any redemption affecting only a single Security, whether such Security is to be redeemed in whole or in part.  In the case of any such redemption in part, the unredeemed portion of the principal amount of the Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

Section 11.04.                   Notice of Redemption.

Notice of redemption shall be given in the manner provided in Section 1.06 to each Holder of Securities to be redeemed (with a copy to the Trustee) not less than 15 nor more than 60 days prior to the Redemption Date.  Such notice may at the Company’s option be subject to the satisfaction of one or more conditions precedent, and such notice may be rescinded or the applicable Redemption Date delayed in the event that any or all such conditions shall not have been satisfied by the applicable Redemption Date.

All notices of redemption shall state:

(1)                                 the Redemption Date,

(2)                                 the Redemption Price, plus accrued interest and Additional Amounts, if any,

(3)                                 if less than all the Outstanding Securities of any series consisting of more than a single Security are to be redeemed, the identification (and, in the case of partial redemption of any Securities, the principal amounts) of the particular Securities to be redeemed and if less than all the Outstanding Securities of any series consisting of a single Security are to be redeemed, the principal amount of the particular Security to be redeemed,

(4)                                 that on the Redemption Date the Redemption Price, plus accrued interest, if any, will become due and payable upon each Security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date,

(5)                                 the place or places where each Security to be redeemed is to be surrendered for payment of the Redemption Price, plus accrued interest and Additional Amounts, if any,

(6)                                 the current conversion price and the date on which the right to convert such Securities or portions thereof will expire,

(7)                                 the conditions precedent, if any, to which such notice is subject; and

(8)                                 the CUSIP or ISIN number or numbers, if any, with respect to each Security to be redeemed.

A notice of redemption published as contemplated by Section 1.06 need not identify particular Global Securities to be redeemed.

Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company, and shall be irrevocable.

Section 11.05.                   Deposit of Redemption Price.

Prior to 3:00 p.m., New York City time, on the Business Day preceding any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.08) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed (other than those theretofore surrendered for conversion) on that date.

Section 11.06.                   Securities Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, subject to the satisfaction of any conditions precedent, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest.  Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided however, that unless otherwise specified as contemplated by Section 3.01, installments of interest on Registered Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 3.07.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

Section 11.07.                   Securities Redeemed in Part.

Any Security which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, only in the case of Registered Securities, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transference satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series and of like tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

Section 11.08.                   Optional Redemption Due to Changes in Tax Treatment.

Unless otherwise specified in a Board Resolution or an indenture supplemental hereto, each series of Securities contained in one or more particular issues may be redeemed at the option of the Company, in whole but not in part, at any time (except in the case of Securities that have a variable rate of interest, which may be redeemed on any Interest Payment Date) at a Redemption Price equal to the principal amount thereof plus accrued interest to the date fixed for redemption (except in the case of Outstanding Original Issue Discount Securities which may be redeemed at the Redemption Price specified by the terms of such series of Securities) if as a result of any change in or amendment to the laws or any regulations or rulings promulgated thereunder of the jurisdiction (or of any political subdivision or taxing authority thereof or therein) in which the Company is incorporated (or, in the case of a successor Person to the Company, of the jurisdiction in which such successor Person is organized or any political subdivision or taxing authority thereof or therein) or any change in the official application or interpretation of such laws, regulations or rulings, or any change in the official application or interpretation of, or any execution of or amendment to, any treaty or treaties affecting taxation to which such jurisdiction or such political subdivision or taxing authority (or such other jurisdiction or political subdivision or taxing authority) is a party, which change, execution or amendment becomes effective on or after the date specified for such series pursuant to the terms of the Security or Section 3.01(10) (or in the case of a successor Person to the Company, the date on which such successor Person became such pursuant to Sections 8.01 and 8.02).

Section 11.09.                   Mandatory Redemption and Sinking Fund Payments.

The Company is not required to make mandatory redemption or sinking fund payments with respect to the Securities.

ARTICLE TWELVE

GUARANTEE

Section 12.01.                   Unconditional Guarantee.

Suzano hereby unconditionally guarantees to each Holder of a Security authenticated and delivered by the Trustee, and to the Trustee on behalf of such Holder, the full and punctual payment of the principal of (and premium, if any, on) and interest on such Security when and as the same shall become due and payable, whether at Maturity, upon declaration of acceleration, redemption or otherwise, in accordance with the terms of such Security and of this Indenture and all other amounts payable by the Company under this Indenture (the “Guarantee”). In case of the failure of the Company punctually to make any such payment,

Suzano hereby agrees to pay or cause such payment to be made punctually when and as the same shall become due and payable, whether at Maturity, upon declaration of acceleration or redemption or otherwise, and as if such payment were made by the Company.

Suzano agrees that its obligations hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

(a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Company under this Indenture or any Security, by operation of law or otherwise;

(b) any modification or amendment of or supplement to this Indenture (other than this Article Twelve) or any Security;

(c) any change in the corporate existence, structure or ownership of the Company, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company or its assets or any resulting release or discharge of any obligation of the Company contained in this Indenture or any Security;

(d) the existence of any claim, set-off or other rights which Suzano may have at any time against the Company, the Trustee or any other Person, whether in connection with this Indenture or any unrelated transactions; provided that nothing herein prevents the assertion of any such claim by separate suit or compulsory counterclaim;

(e) any invalidity or unenforceability relating to or against the Company for any reason of this Indenture or any Security, or any provision of applicable law or regulation purporting to prohibit the payment by the Issuer of the principal of or interest on any Security or any other amount payable by the Company under this Indenture;

(f) any other act or omission to act or delay of any kind by the Company, the Trustee or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to Suzano’s obligations hereunder; or

(g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Indenture.

Suzano hereby waives any benefits to which it is entitled under Articles 366, 827, 830, 834, 835, 837, 838, I and III, and 839 of the Brazilian Civil Code, and Article 794 of the Brazilian Code of Civil Procedure.

The Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Securities is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by an obligee on the Securities whether as a “voidable preference,” “fraudulent transfer,” or otherwise, all as though such payment or performance has not been made.  In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Securities shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, restored or returned.

Rights of Holders to payment in full under the Securities pursuant to the Guarantee shall be equal in right of payment with all other existing and future senior unsecured obligations of Suzano, subject to certain statutory preferences under applicable law, and senior in right of payment to Suzano’s subordinated debt.

Section 12.02.                   Release of Suzano.

(a)                                 Concurrently with any consolidation or merger of Suzano or conveyance, transfer or lease of all or substantially all of the assets of Suzano as permitted by Section 8.01, and upon delivery to the Trustee of an Officer’s Certificate and an Opinion of Counsel to the effect that such consolidation, merger, sale, conveyance or lease was made in accordance with Section 8.01, the Trustee shall execute any documents reasonably required in order to evidence the release of Suzano from its obligations under the Guarantee and under this Article Twelve.

(b)                                 Concurrently with the legal defeasance or the covenant defeasance of the Securities under Section 13.01, Suzano shall be released from all of its obligations under the Guarantee and under this Article Twelve.

Section 12.03.                   Subrogation and Contribution.

Upon making any payment with respect to any obligation of the Company under this Article Twelve, Suzano making such payment will be subrogated to the rights of the payee against the Company with respect to such obligation; provided, however, that Suzano shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until the principal of (and premium, if any, on) and interest on all Securities of the applicable series shall have been paid in full.

ARTICLE THIRTEEN

DEFEASANCE AND COVENANT DEFEASANCE

Section 13.01.                   Company’s Option to Effect Defeasance or Covenant Defeasance.

The Company may elect, at its option at any time, to have Section 13.02 or Section 13.03 applied to any Securities or any series of Securities designated pursuant to Section 3.01 as being defeasible pursuant to such Section 13.02 or Section 13.03, in accordance with any applicable requirements provided pursuant to Section 3.01 and upon compliance with the conditions set forth below in this Article.  Any such election shall be evidenced by a Board Resolution or in another manner specified as contemplated by Section 3.01 for such Securities.

Section 13.02.                   Defeasance and Discharge.

Upon the Company’s exercise of its option to have this Section applied to any Securities or any series of Securities, as the case may be, the Company shall be deemed to have been discharged from its obligations with respect to such Securities or series of Securities as provided in this Section on and after the date the conditions set forth in Section 13.04 are satisfied (hereinafter called “Defeasance”).  For this purpose, such Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by such Securities and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), subject to the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of such Securities to receive, solely from the trust fund described in Section 13.04 and as more fully set forth in such Section, payments in respect of the principal of and any premium and interest on such Securities when payments are due, (ii) the Company’s obligations with respect to such Securities under Sections 3.04, 3.05, 3.06 and 1.01, (iii) the rights, powers, trusts, duties, protections, indemnities and immunities of the Trustee hereunder and (iv) this Article Thirteen.  Subject to compliance with this Article, the Company may exercise its option to have this Section 13.02 applied to any Securities of a series notwithstanding the prior exercise of its option to have Section 13.03 applied to such Securities.

Section 13.03.                   Covenant Defeasance.

Upon the Company’s exercise of its option to have this Section applied to any Securities or any series of Securities, as the case maybe, (i) the Company shall be released from any covenants provided pursuant to Section 3.01(23), 9.01(2) or 9.01(7) for the benefit of the Holders of such Securities, and (ii) the occurrence of any event specified in Section 5.01(3) shall be deemed not to be or result in an Event of Default, in each case with respect to such Securities as provided in this Section on and after the date the conditions set forth in Section 13.04 are satisfied (hereinafter called “Covenant Defeasance”).  For this purpose, such Covenant Defeasance means that, with respect to such Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section (to the extent so specified in the case of Section 5.01(3)), whether directly or indirectly by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document, but the remainder of this Indenture and such Securities shall be unaffected thereby.

Section 13.04.                   Conditions to Defeasance or Covenant Defeasance.

The following shall be the conditions to the application of Section 13.02 or Section 13.03 to any Securities or any series of Securities, as the case may be:

(1)                                 The Company shall irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (i) money in an amount, or (ii) non-callable U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, without reinvestment, not later than one day before the due date of any payment, money in an amount, or (iii) a combination thereof, in each case sufficient, in the opinion of an internationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, without reinvestment and which shall be applied by the Trustee to pay and discharge, the principal of and any premium, interest and Additional Amounts on such Securities on the respective Stated Maturities, in accordance with the terms of this Indenture and such Securities.  As used herein, “U.S. Government Obligation” means (x) any security which is (A) a direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (B) an obligation of a Person controlled or supervised by and acting as any agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case (A) or (B), is not callable or redeemable at the option of the issuer thereof, and (y) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any U.S. Government Obligation which is specified in Clause (x) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any U.S. Government Obligation which is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principle or interest evidenced by such depositary receipt.

(2)                                 In the event of any election to have Section 13.02 apply to any Securities or any series of Securities, as the case may be, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of this instrument, there has been a change in the applicable U.S. Federal income tax law, in either case (i) or (ii) to the effect that, and based thereon such opinion shall confirm that, the Holders of such Securities will not recognize gain or loss for U.S. Federal income tax purposes as a result of the deposit, Defeasance and discharge to be effected with respect to such Securities and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, Defeasance and discharge were not to occur.

(3)                                 In the event of an election to have Section 13.03 apply to any Securities or any series of Securities, as the case may be, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Securities will not recognize gain or loss for Federal income tax purposes as a result of the deposit and Covenant Defeasance to the effected with respect to such Security and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and Covenant Defeasance were not to occur.

(4)                                 No event which is, or after notice or lapse of time both would become, an Event of Default with respect to such Securities or any other Securities shall have occurred and be continuing at the time of such deposit or, with regard to any such event specified in Sections 5.01(6), 5.01(7), 5.01(8) and 5.01(9), at any time on or prior to the day which is 90 days after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such day which is 90 days after the date of such deposit).

(5)                                 Such Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming all Securities are in default within the meaning of such Act).

(6)                                 Such Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which it is bound.

(7)                                 Such Defeasance or Covenant Defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act unless such trust shall be registered under such Act or exempt from registration thereunder.

(8)                                 The Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such Defeasance or Covenant Defeasance have been complied with.

Section 13.05.                   Deposited Money and U.S. Government Obligations to Be Held in Trust; Miscellaneous Provisions.

Subject to the provisions of the last paragraph of Section 10.08, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 13.04 in respect of any Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any such Paying Agent (including the Company acting as its own

Paying Agent) as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal and any premium and interest, but money so held in trust need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 13.04, or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Securities.

Anything in this Article to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Order any money or U.S. Government Obligations held by it as provided in Section 13.04 with respect to any Securities of any series that, in the opinion of an internationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect the Defeasance or Covenant Defeasance, as the case may be, with respect to such Securities.

Section 13.06.                   Reinstatement.

If the Trustee or the Paying Agent is unable to apply any money in accordance with this Article with respect to any Securities of any series by reason of any order of judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations under this Indenture and such Securities from which the Company has been discharged or released pursuant to Section 13.02 or Section 13.03 shall be revived and reinstated as though no deposit had occurred pursuant to this Article with respect to such Securities in accordance with this Article; provided, however, that if the Company makes any payment of principal of or any premium or interest on any such Security following such reinstatement of its obligations, the Company shall be subrogated to the rights (if any) of the Holders of such Securities to receive such payment from the money so held in trust.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 13.07.                   Patriot Act

In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA PATRIOT Act of the United States (“Applicable Law”), the Trustee is required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Trustee. Accordingly, each of the parties agree to provide to the Trustee, upon their request from time to time such identifying information and documentation as may be available for such party in order to enable the Trustee to comply with Applicable Law.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed on their respective behalves, all as of the day and year first above written.

SUZANO AUSTRIA GMBH,
as the Company

By:	/s/ Marcelo Feriozzi Bacci
Name: Marcelo Feriozzi Bacci
Title: Director

By:	/s/ Carlos Anibal de Almeida Junior
Name: Carlos Anibal de Almeida Junior
Title: Director

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed on their respective behalves, all as of the day and year first above written.

SUZANO S.A.,
as Guarantor

By:	/s/ Marcelo Feriozzi Bacci
Name: Marcelo Feriozzi Bacci
Title: Director

By:	/s/ Carlos Anibal de Almeida Junior
Name: Carlos Anibal de Almeida Junior
Title: Director

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:	/s/ Robert S. Peschler
Name: Robert S. Peschler
Title: Vice President

By:	/s/ Jacqueline Bartnick
Name: Jacqueline Bartnick
Title: Director

ANNEX A — Form of
Regulation S Certificate

REGULATION S CERTIFICATE

(For transfers pursuant to (S) 3.05(c)(i) and (iii)
of this Indenture)

DEUTSCHE BANK TRUST COMPANY AMERICAS
c/o DB Services Americas, Inc.

5022 Gate Parkway, Suite 200

Jacksonville, FL 32256

Attn: Transfer Department

Re:           [%] Notes due              of Suzano Austria GmbH
(the “Securities”)

Reference is made to the Indenture, dated as of January 24, 2020 (the “Indenture”), between Suzano Austria GmbH (the “Company”) and Deutsche Bank Trust Company Americas, as Trustee.  Terms used herein and defined in the Indenture or in Regulation S or Rule 144 under the U.S. Securities Act of 1933 (the “Securities Act”) are used herein as so defined. This certificate relates to [U.S.$            ] principal amount of Securities, which are evidenced by the following certificate(s) (the “Specified Securities”):

[CUSIP No(s).                                         ]

[COMMON CODE No(s).                                   ]

ISIN No(s).

CERTIFICATE No(s).

The person in whose name this certificate is executed below (the “Undersigned”) hereby certifies that either (i) it is the sole beneficial owner of the Specified Securities, (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so or (iii) it is the Holder of a Global Security and has received a certification to the effect set forth below.  Such beneficial owner or owners are referred to herein collectively as the “Owner”.  If the Specified Securities are not represented by a Global Security, they are registered in the name of the Undersigned, as or on behalf of the Owner.

The Owner has requested that the Specified Securities be transferred to a person (the “Transferee”) who will take delivery in the form of a Regulation S Security.  In connection with such transfer, the Owner hereby certifies or has certified that, unless such transfer is being effected pursuant to an effective registration statement under the Securities Act, it is being effected in accordance with Rule 904 of Regulation S or Rule 144 under the Securities Act and with all applicable securities laws of the states of the United States and other jurisdictions.  Accordingly, the Owner hereby further certifies or has certified as follows:

(1)  Rule 904 Transfers.  If the transfer is being effected in accordance with Rule 904 of Regulation S:

(A) the Owner is not a distributor of the Securities, an affiliate of the Company or any such distributor or a person acting on behalf of any of the foregoing;

(B)  the offer of the Specified Securities was not made to a person in the United States or for the account or benefit of a U.S. Person;

(C)  either

(i)  at the time the buy order was originated, the Transferee was outside the United States or the Owner and any person acting on its behalf reasonably believed that the Transferee was outside the United States, or

(ii) the transaction is being executed in, on or through the facilities of the Eurobond market, as regulated by the International Securities Market Association or another designated offshore securities market and neither the Owner nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States;

(D)  no directed selling efforts have been made in the United States by or on behalf of the Owner or any affiliate thereof;

(E)  if the Owner is a dealer in securities or has received a selling concession, fee or other remuneration in respect of the Specified Securities, and the transfer is to occur during the Restricted Period, then the requirements of Rule 904(c)(1) have been satisfied; and

(F)  the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act

(2)  Rule 144 Transfers.  If the transfer is being effected pursuant to Rule 144:

(A)  the transfer is occurring after [insert date six months from date of issuance] and is being effected in accordance with the applicable amount, manner of sale and notice requirements of Rule 144; or

(B)  the transfer is occurring after [insert date one year from date of issuance] and the Owner is not, and during the preceding three months has not been, an affiliate of the Company.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the purchasers.

Dated:

(Print the name of the Undersigned, as such term is defined in the second paragraph of this certificate.)

By:
Name:
Title:

(if the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15.

ANNEX B — Form of
Restricted Securities Certificate

RESTRICTED SECURITIES CERTIFICATE

(For transfers pursuant to (S) 3.05(c)(ii), (iii), (iv) and (v) of this Indenture)

DEUTSCHE BANK TRUST COMPANY AMERICAS

c/o DB Services Americas, Inc.

5022 Gate Parkway, Suite 200

Jacksonville, FL 32256

Attn: Transfer Department

Re:                       [%] Notes due [   ] of Suzano Austria GmbH (the “Securities”)

Reference is made to the Indenture, dated as of January 24, 2020 (the “Indenture”), between Suzano Austria GmbH (the “Company”) and Deutsche Bank Trust Company Americas, as Trustee.  Terms used herein and defined in the Indenture or in Relation S or Rule 144 under the U.S. Securities Act of 1933 (the “Securities Act”) are used herein as so defined.

This certificate relates to [U.S.$             ] principal amount of Securities, which are evidenced by the following certificate(s) (the “Specified Securities”):

[CUSIP No(s).                                         ]

[COMMON CODE No(s).                                   ]

ISIN No(s).

CERTIFICATE No(s).

The person in whose name this certificate is executed below (the “Undersigned”) hereby certifies that either (i) it is the sole beneficial owner of the Specified Securities, (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so or (iii) it is the Holder of a Global Security and has received a certification to the effect set forth below.  Such beneficial owner or owners are referred to herein collectively as the “Owner”.  If the Specified Securities are not represented by a Global Security, they are registered in the name of the Undersigned, as or on behalf of the Owner.

The Owner has requested that the Specified Securities be transferred to a person (the “Transferee”) who will take delivery in the form of a Restricted Security.  In connection with such transfer, the Owner hereby certifies or has certified that, unless such transfer is being effected pursuant to an effective registration statement under the Securities Act, it is being effected in accordance with Rule l44A or Rule 144 under the Securities Act and all applicable securities laws of the states of the United States and other jurisdictions.  Accordingly, the Owner hereby further certifies or has certified that:

B-1

(1)                     Rule 144A Transfers.  If the transfer is being effected in accordance with Rule 144A:

(A)  the Specified Securities are being transferred to a person that the Owner and any person acting on its behalf reasonably believe is a “qualified institutional buyer” within the meaning of Rule 144A, acquiring for its own account or for the account of a qualified institutional buyer; and

(B) the Owner and any person acting on its behalf have taken reasonable steps to ensure that the Transferee is aware that the Owner may be relying on Rule l44A in connection with the transfer.

(2)  Rule 144 Transfers.  If the transfer is being effected pursuant to Rule 144:

(A) the transfer is occurring after [insert date six months after initial date of issuance] and is being effected in accordance with the applicable amount, manner of sale and notice requirements of Rule 144

(B) the transfer is occurring after [insert date one year after initial date of issuance] and the Owner is not, and during the preceding three months has not been, an affiliate of the Company. This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the purchasers.

Dated:

(Print the name of the Undersigned, as such term is defined in the second paragraph of this certificate.)

By:
Name:
Title:

(If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15.

B-2

ANNEX C — Form of
Unrestricted Securities Certificate

UNRESTRICTED SECURITIES CERTIFICATE

(For removal of Securities Act legends pursuant to (S) 3.05(d))

DEUTSCHE BANK TRUST COMPANY AMERICAS

c/o DB Services Americas, Inc.

5022 Gate Parkway, Suite 200

Jacksonville, FL 32256

Attn: Transfer Department

Re: [%] Notes due       of Suzano Austria GmbH (the “Securities”) Reference is made to the Indenture, dated as of January 24, 2020 (the “Indenture”), between Suzano Austria GmbH (the “Company”) and Deutsche Bank Trust Company Americas, as Trustee.  Terms used herein and defined in the Indenture or in Regulation S or Rule 144 under the U.S. Securities Act of 1933 (the “Securities Act”) are used herein as so defined.

This certificate relates to [U.S.$            ] principal amount of Securities, which are evidenced by the following certificate(s) (the “Specified Securities”):

[CUSIP No(s).                                    ]

[COMMON CODE No(s).                              ]
ISIN No(s).

CERTIFICATE No(s).

The person in whose name this certificate is executed below (the “Undersigned”) hereby certifies that either (i) it is the sole beneficial owner of the Specified Securities, (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so or (iii) it is the Holder of a Global Security and has received a certification to the effect set forth below.  Such beneficial owner or owners are referred to herein collectively as the “Owner”.  If the Specified Securities are not represented by a Global Security, they are registered in the name of the Undersigned, as or on behalf of the Owner.

The Owner has requested that the Specified Securities be exchanged for Securities bearing no Securities Act legend pursuant to Section 3.06(d) of the Indenture.  In connection with such exchange, the Owner hereby certifies or has certified that the exchange is occurring after [insert applicable date] and the Owner is not, and during the preceding three months has not been, an affiliate of the Company.  The Owner also acknowledges or has acknowledged that any future transfers of the Specified Securities must comply with all applicable securities laws of the states of the United States and other jurisdictions.

C-1

This certificate and the statements contained herein we made for your benefit and the benefit of the Company and the purchasers.

Dated:

(Print the name of the Undersigned, as such term is defined in the second paragraph of this certificate.)

By:
Name:
Title:

(If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15.

C-2